EXHIBIT 4.1


                                CREDIT AGREEMENT

                                      among

                    FIRST HORIZON PHARMACEUTICAL CORPORATION,
                                VARIOUS LENDERS,

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,
                             as ADMINISTRATIVE AGENT




                         ------------------------------
                          Dated as of February 11, 2003
                         ------------------------------





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                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.        Amount and Terms of Credit...................................1

         1.1.     The Commitment...............................................1
         1.2.     Minimum Amount of Each Borrowing.............................1
         1.3.     Notice of Borrowing..........................................1
         1.4.     Disbursement of Funds........................................2
         1.5.     Notes........................................................3
         1.6.     Conversions..................................................4
         1.7.     Pro Rata Borrowings..........................................4
         1.8.     Interest.....................................................4
         1.9.     Interest Periods.............................................5
         1.10.    Increased Costs, Illegality, etc.............................6
         1.11.    Compensation.................................................8
         1.12.    Change of Lending Office.....................................8
         1.13.    Replacement of Lenders.......................................9

SECTION 2.        Letters of Credit...........................................10

         2.1.     Letters of Credit...........................................10
         2.2.     Maximum Letter of Credit Outstandings; Final Maturities.....10
         2.3.     Letter of Credit Requests; Minimum Stated Amount............11
         2.4.     Letter of Credit Participations.............................12
         2.5.     Agreement to Repay Letter of Credit Drawings................14
         2.6.     Increased Costs.............................................14

SECTION 3.        Fees; Reductions of Commitment..............................15

         3.1.     Fees........................................................15
         3.2.     Voluntary Termination of Unutilized Loan Commitment.........16
         3.3.     Mandatory Reduction of Commitment...........................17

SECTION 4.        Prepayments; Payments; Taxes................................17

         4.1.     Voluntary Prepayments.......................................17
         4.2.     Mandatory Repayments........................................18
         4.3.     Method and Place of Payment.................................21
         4.4.     Net Payments................................................21

SECTION 5.        Conditions Precedent to Credit Events on the Initial
                  Borrowing Date..............................................23

         5.1.     Effective Date; Notes.......................................23
         5.2.     Officer's Certificate.......................................23

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE


         5.3.     Opinions of Counsel.........................................23
         5.4.     Corporate Documents; Proceedings; etc.......................23
         5.5.     Employee Benefit Plans; Shareholders' Agreements;
                    Management Agreements; Employment Agreements;
                    Non-Compete Agreements; Collective Bargaining
                    Agreements; Tax Sharing Agreements; Existing
                    Indebtedness Agreements...................................24
         5.6.     Adverse Change; Approvals...................................25
         5.7.     Litigation..................................................26
         5.8.     Subsidiaries Guaranty.......................................26
         5.9.     Security Agreement..........................................26
         5.10.    Pledge Agreement............................................26
         5.11.    Business....................................................26
         5.12.    Corporate and Capital Structure.............................27
         5.13.    Insurance Certificates......................................27
         5.14.    Fees, etc...................................................27
         5.15.    Borrowing Base..............................................27
         5.16.    Releases....................................................27
         5.17.    Master Letter of Credit Agreement...........................27

SECTION 6.        Conditions Precedent to All Credit Events...................27

         6.1.     Default; Representations and Warranties.....................27
         6.2.     Notice of Borrowing; Letter of Credit Request...............28

SECTION 7.        Representations, Warranties and Agreements..................28

         7.1.     Organizational Status.......................................28
         7.2.     Power and Authority.........................................29
         7.3.     No Violation................................................29
         7.4.     Approvals...................................................29
         7.5.     Financial Statements; Financial Condition;
                     Undisclosed Liabilities..................................29
         7.6.     Litigation..................................................31
         7.7.     True and Complete Disclosure................................31
         7.8.     Use of Proceeds; Margin Regulations.........................31
         7.9.     Tax Returns and Payments....................................31
         7.10.    Compliance with ERISA.......................................32
         7.11.    The Security Documents......................................33
         7.12.    Properties..................................................33
         7.13.    Capitalization..............................................33
         7.14.    Subsidiaries................................................34
         7.15.    Compliance with Statutes, etc...............................34
         7.16.    Investment Company Act......................................34

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

         7.17.    Public Utility Holdings Company Act.........................34
         7.18.    Environmental Matters.......................................34
         7.19.    Labor Relations.............................................35
         7.20.    Intellectual Property, etc..................................35
         7.21.    Indebtedness................................................35
         7.22.    Insurance...................................................35
         7.23.    Representations and Warranties in Other Documents...........36
         7.24.    Legal Names; Type of Organization (and Whether
                    a Registered Organization); Jurisdiction of
                    Organization, etc. .......................................36

SECTION 8.        Affirmative Covenants.......................................36

         8.1.     Information Covenants.......................................36
         8.2.     Books, Records and Inspections; Annual Meetings.............39
         8.3.     Maintenance of Property; Insurance..........................40
         8.4.     Existence; Franchises.......................................41
         8.5.     Compliance with Statutes, etc...............................41
         8.6.     Compliance with Environmental Laws..........................41
         8.7.     ERISA.......................................................42
         8.8.     End of Fiscal Years; Fiscal Quarters........................43
         8.9.     Performance of Obligations..................................43
         8.10.    Payment of Taxes............................................44
         8.11.    Use of Proceeds.............................................44
         8.12.    Additional Security; Further Assurances, etc................44
         8.13.    Ownership of Subsidiaries; etc..............................45
         8.14.    Corporate Separateness......................................45
         8.15.    Landlord Waivers............................................45
         8.16.    Pledge Agreement Collateral.................................45

SECTION 9.        Negative Covenants..........................................46

         9.1.     Liens.......................................................46
         9.2.     Consolidation, Merger, Purchase or Sale of Assets, etc......48
         9.3.     Dividends...................................................49
         9.4.     Indebtedness................................................49
         9.5.     Advances, Investments and Loans.............................50
         9.6.     Transactions with Affiliates................................51
         9.7.     Capital Expenditures........................................51
         9.8.     Consolidated Interest Coverage Ratio........................51
         9.9.     Minimum Consolidated EBITDA.................................51
         9.10.    Leverage Ratio..............................................52
         9.11.    Fixed Charge Coverage Ratio.................................52

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

         9.12.    Modification of Certificate of Incorporation,
                    By-Laws and Certain Other Agreements, etc.................52
         9.13.    Limitation on Certain Restrictions on Subsidiaries..........53
         9.14.    Limitation on Issuance of Capital Stock.....................53
         9.15.    Business; etc...............................................53
         9.16.    Limitation on Creation of Subsidiaries......................54
         9.17.    Change of Legal Names; Type of Organization
                   (and Whether a Registered Organization; Jurisdiction of
                   Organization etc...........................................54

SECTION 10.       Events of Default...........................................54

         10.1.    Payments....................................................54
         10.2.    Representations, etc........................................55
         10.3.    Covenants...................................................55
         10.4.    Default Under Other Agreements..............................55
         10.5.    Bankruptcy, etc.............................................55
         10.6.    ERISA.......................................................56
         10.7.    Security Documents..........................................56
         10.8.    Guaranties..................................................57
         10.9.    Judgments...................................................57
         10.10.   Change of Control...........................................57
         10.11.   Material Adverse Effect.....................................57
         10.12.   Approvals...................................................57
         10.13.   Licenses....................................................57
         10.14.   Supply Agreements...........................................57
         10.15.   First Horizon International Financing.......................57

SECTION 11.       Definitions and Accounting Terms............................58

         11.1.    Defined Terms...............................................58

SECTION 12.       The Administrative Agent....................................79

         12.1.    Appointment.................................................79
         12.2.    Nature of Duties............................................80
         12.3.    Lack of Reliance on the Administrative Agent................80
         12.4.    Certain Rights of the Administrative Agent..................80
         12.5.    Reliance....................................................81
         12.6.    Indemnification.............................................81
         12.7.    The Administrative Agent in its Individual Capacity.........81
         12.8.    Holders.....................................................81
         12.9.    Resignation by the Administrative Agent.....................82

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

SECTION 13.       Miscellaneous...............................................82

         13.1.    Payment of Expenses, etc....................................82
         13.2.    Right of Setoff.............................................84
         13.3.    Notices.....................................................84
         13.4.    Benefit of Agreement Assignments; Participations............84
         13.5.    No Waiver; Remedies Cumulative..............................86
         13.6.    Payments Pro Rata...........................................87
         13.7.    Calculations; Computations..................................87
         13.8.    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
                    WAIVER OF JURY TRIAL......................................88
         13.9.    Counterparts................................................89
         13.10.   Effectiveness...............................................89
         13.11.   Headings Descriptive........................................89
         13.12.   Amendment or Waiver; etc....................................89
         13.13.   Survival....................................................91
         13.14.   Domicile of Loans...........................................91
         13.15.   Register....................................................91
         13.16.   Confidentiality.............................................91
         13.17.   Restructuring of Assets.....................................92

SCHEDULE I      Commitment
SCHEDULE II     Lender Addresses
SCHEDULE III    Real Property
SCHEDULE IV     Plans
SCHEDULE V      Subsidiaries
SCHEDULE VI     Legal  Names/Types of Organization
SCHEDULE VII    Existing Indebtedness
SCHEDULE VIII   Insurance
SCHEDULE IX     Existing  Liens
SCHEDULE X      Existing  Investments
SCHEDULE XI     Litigation
SCHEDULE XII    Required Landlord Waivers

EXHIBIT A-1     Notice of Borrowing
EXHIBIT A-2     Notice of Conversion/Continuation
EXHIBIT B       Revolving Note
EXHIBIT C       Letter of Credit Request
EXHIBIT D       Section 4.4(b)(ii) Certificate
EXHIBIT E       Opinion of Burke, Warren, MacKay & Serritella, P.C.
EXHIBIT F       Officers' Certificate
EXHIBIT G       Borrowing Base Certificate
EXHIBIT H       Security Agreement
EXHIBIT I       Pledge Agreement
EXHIBIT J       Compliance Certificate
EXHIBIT K       Assignment and Assumption Agreement
EXHIBIT L       Subsidiaries Guaranty
EXHIBIT M       Joinder Agreement

     CREDIT AGREEMENT, dated as of February __, 2003, among FIRST HORIZON PHARMACEUTICAL CORPORATION, a Delaware corporation (the "Borrower"), the Lenders party hereto from time to time and LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent (in such capacity the "Administrative Agent"). All capitalized terms used herein and defined in Section 11 are used herein as therein defined.

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, subject to and upon the terms and conditions set forth herein the Lenders are willing to make available to the Borrower the credit facility provided for herein;

     NOW, THEREFORE, IT IS AGREED:

     SECTION 1. AMOUNT AND TERMS OF CREDIT.

     1.1. The Commitment. Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally, but not jointly, agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall be denominated in Dollars, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type,
(iii) may be repaid and reborrowed in accordance with the provisions hereof, and
(iv) shall not exceed for any such Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's RL Percentage and (y) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time then outstanding, equals the lesser of the Revolving Loan Commitment of such Lender at such time and such Lender's RL Percentage of the Borrowing Base Amount.

     1.2. Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than five (5) Borrowings of Revolving Loans maintained as Eurodollar Loans.

     1.3. Notice of Borrowing.

          (a) Whenever the Borrower, desires to incur (x) Eurodollar Loans hereunder, it shall give the Administrative Agent at the Notice Office at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder, it shall give the Administrative Agent at the Notice Office at least one Business Day's prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (Chicago time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day) and
(iii) whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent in good faith to be from the President, the Controller, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Borrower, or from any other, authorized officer of the Borrower designated in writing by the Borrower to the Administrative Agent as being authorized to give such notices prior to receipt of written confirmation. In each such case the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

     1.4. Disbursement of Funds. No later than 12:00 Noon (Chicago time) on the date specified in each Notice of Borrowing, each Lender with a Commitment will make available its pro rata portion (determined in accordance with Section 1.7) of each such Borrowing requested to be made on such date. All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If the Administrative Agent shall have made such corresponding amount available to the Borrower, but such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.8. Nothing in this Section 1.4 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

     1.5. Notes.

          (a) The Borrower's obligation to pay the principal of, and interest on the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes").

          (b) The Revolving Note issued to each Lender that has a Revolving Loan Commitment or outstanding Revolving Loans shall (i) be executed by the Borrower,
(ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Lender at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.8 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.1, and mandatory repayment as provided in Section 4.2, and
(vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of its Note will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

          (d)  Notwithstanding  anything to the contrary contained above in this
Section 1.5 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Note. No failure of any Lender to, request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this

Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (c). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

     1.6. Conversions. The Borrower shall have the option, to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans made pursuant to one or more Borrowings of one or more Types of Loans into a Borrowing of another Type of Loan, provided that, (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and
(iii) no conversion pursuant to this Section 1.6 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.2. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (Chicago time) at least three Business Days' prior notice (each a "Notice of Conversion/Continuation") in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were incurred and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

     1.7. Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Revolving Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

     1.8. Interest.

          (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to
Section 1.6 or 1.9, as applicable, at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Base Rate, each as in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.6, 1.9 or 1.10, as applicable, at a rate per annum which shall, during each interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus the Eurodollar Rate for such Interest Period.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Revolving Loans maintained as Base Rate Loans from time to time. Interest that accrues under this Section 1.8(c) shall be payable on demand.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, (x) in arrears on each Scheduled Interest Payment Date, (y) on the date of any repayment or prepayment in full of all outstanding Base Rate Loans, and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each Eurodollar Loan, (x) on the last day of each Interest Period applicable thereto and (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the respective Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

     1.9. Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (Chicago time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two or three month period, provided that (in each case):

               (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

               (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each interest Period occurring thereafter in respect of such Eurodollar

          Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

               (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

               (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (v) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

               (vi) no Interest Period in respect of any Borrowing of Loans shall be selected which extends beyond the Revolving Loan Maturity Date.

If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

     1.10. Increased Costs, Illegality, etc.

          (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, subject to Section 1.13, be final and conclusive and binding upon all parties hereto but, with respect to clause
(i) below, may be made only by the  Administrative  Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any such Lender's agreement to make or its making, funding or maintaining any Eurodollar Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Effective Date affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market; or

          (iii) at any time, that the making or continuance by such Lender or its applicable lending office of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

     then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower,
     (y) in the case of clause (ii) above, the Borrower agrees to pay to such Lender, upon such Lender's written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in
     Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii), the Borrower may, and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii), the Borrower shall, either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

          (c) If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, or compliance therewith by such Lender (or its applicable lending office) will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitment hereunder or its obligations hereunder, then the Borrower agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

     1.11. Compensation. The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without, limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, or continuance of, Eurodollar Loans does not occur on a date or in the amount specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 4.1, Section 4.2, or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date or in the amount specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of, (x) any other default by the Borrower to repay Eurodollar Loans when required by the terms of this Agreement or the Note held by such Lender or (y) any election made pursuant to Section 1.10(b).

     1.12. Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii),
Section 1.10(c), Section 2.6 or Section 4.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.6 and 4.4.

     1.13. Replacement of Lenders. (x) If any Lender becomes, a Defaulting Lender or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.6 or Section 4.4 with respect to any Lender which results in such Lender charging to the Borrower increased costs materially in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), will exist immediately after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.4(b) (and with all fees payable pursuant to said Section 13.4(b) to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among the Borrower, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire all of the Commitment and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.1, and (y) the Issuing Lender an amount equal to such Replaced Lender's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to the Issuing Lender and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.6, 4.4, 12.6 and 13.1), which shall survive as to such Replaced Lender.

     SECTION 2. LETTERS OF CREDIT.

     2.1. Letters of Credit.

          (a) Upon execution of the Master Letter of Credit Agreement by the Borrower, subject to and upon the terms and conditions set forth herein, the Borrower may request that the Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 60th day prior to the Revolving Loan Maturity Date, for the account of the Borrower and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations, an irrevocable standby letter of credit, in a form customarily used by the Issuing Lender or in such other form as is reasonably acceptable to the Issuing Lender, and (y) sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by the Issuing Lender or in such other form as has been approved by the Issuing Lender (each such letter of credit a "Letter of Credit" and collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only.

          (b) Subject to and upon the terms and conditions set forth herein, the Issuing Lender agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 60th day prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, provided that the Issuing Lender shall not be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect with respect to the Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to the Issuing Lender as of the date hereof and which the Issuing Lender reasonably and in good faith deems material to it; or

          (ii) the Issuing Lender shall have received from the Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit notice of the type described in the second sentence of
     Section 2.3(b).

     2.2. Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $3,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding would exceed the lesser of an amount equal to the Total Revolving Loan Commitment at such time and the Borrowing Base, and (ii) each Letter of Credit shall by its terms terminate (x) in the case of standby Letters of Credit, on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit shall be extendible for successive periods of up to 12 months, but, in each case, not beyond the tenth Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the Issuing Lender) and (B) ten Business Days prior to the Revolving Loan Maturity Date, and (y) in the case of trade Letters of Credit, on or before the earlier of (A) the date which occurs 180 days after the date of issuance thereof and (B) 30 days prior to the Revolving Loan Maturity Date.

     2.3. Letter of Credit Requests; Minimum Stated Amount:

          (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the Issuing Lender at least five Business Days' (or such shorter period as is reasonably acceptable to the Issuing Lender) written notice thereof (including by way of facsimile). Each notice shall be in the form of Exhibit C, appropriately completed (each a "Letter of Credit Request"). In the event of any inconsistency between the terms of any Letter of Credit Request, Letter of Credit application or the Master Letter of Credit Agreement, the terms of this Agreement shall control.

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower to the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of Section 2.2. Unless the Issuing Lender has received notice from the Borrower, any other Credit Party or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate
Section 2.2, then the Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Lender's usual and customary practices. Upon the issuance of or modification or amendment to any standby Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent, in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such Letter of Credit or the respective modification or amendment thereto, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the Participants, in writing, of such issuance, modification or amendment. On the first Business Day of each week, the Issuing Lender shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate outstanding of trade letters of credit for the immediately preceding week. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists with respect to an RL Lender, the Issuing Lender shall not be required to issue any Letter of Credit unless the Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Issuing Lender's risk with respect to the participation in Letters of Credit by the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the Letter of Credit Outstandings.

          (c) The initial Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the Issuing Lender.

     2.4. Letter of Credit Participations.

          (a) Immediately upon the issuance by the Issuing Lender of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each RL Lender, and each such RL Lender (in its capacity under this Section 2.4, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section
1.13 or 13.4(b),  it is hereby  agreed  that,  with  respect to all  outstanding
Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.4 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

          (b) In determining whether to pay under any Letter of Credit, the Issuing Lender shall not have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for the Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of the Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

          (c) In the event that the Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to the Issuing Lender pursuant to Section 2.5(a), the Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Issuing Lender, the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 12:00 Noon (Chicago time) on any Business Day, any Participant required to fund a payment under a Letter of

Credit, such Participant shall make available to the Issuing Lender in Dollars such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the Issuing Lender, such Participant agrees to pay to the Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans that are maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to the Issuing Lender its RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Issuing Lender its RL Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Issuing Lender such other Participant's RL Percentage of any such payment.

          (d) Whenever the Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, the Issuing Lender shall pay to each such Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) Upon the request of any Participant, the Administrative Agent shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

          (f) The obligations of the Participants to make payments to the Issuing Lender with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v) the occurrence of any Default or Event of Default.

     2.5 Agreement to Repay Letter of Credit Drawings.

          (a) The Borrower agrees to reimburse the Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by the Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "Unpaid Drawing"), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section
10.5 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by the Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (Chicago time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin as in effect from time to time for Revolving Loans that are maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (Chicago time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.5, interest shall thereafter accrue on the amounts so paid or disbursed by the Issuing Lender (and until reimbursed by the Borrower) at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans that are maintained as Base Rate Loans as in effect from time to time plus 2%, with such interest to be payable on demand. The Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

          (b) The obligations of the Borrower under this Section 2.5 to reimburse the Issuing Lender with respect to drafts, demands and other presentations for payment under Letters of Credit issued by it (each a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any Subsidiary of the Borrower may have or have had against any Lender (including in its capacity as the Issuing Lender or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse the Issuing

Lender for any wrongful payment made by the Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Lender (as determined by a court of competent jurisdiction in a final decision of such court, subject to any appeal rights of the Issuing Lender).

     2.6. Increased Costs. If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by the Issuing Lender or any Participant with any request or directive by the NAIC or by any such governmental authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Issuing Lender or participated in by any Participant, or (ii) impose on the Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to the Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of the Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by the Issuing Lender or any Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), the Borrower agrees to pay to the Issuing Lender or such Participant such additional amount or amounts as will compensate the Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.6, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by the Issuing Lender or such Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 2.6 shall, absent manifest error, be final and conclusive and binding on the Borrower.

     SECTION 3. FEES; REDUCTIONS OF COMMITMENT.

     3.1. Fees.

          (a) The Borrower agrees to pay to the Administrative Agent for distribution to each RL Lender (based on each such RL Lender's respective RL Percentage) a fee in respect of each Letter of Credit (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect with respect to Letters of Credit on the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Scheduled Interest Payment Date and on the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (b) The Borrower agrees to pay to the Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/4 of 1% on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of Facing Fees payable in any twelve-month period for each Letter of Credit shall be not less than $500, it being agreed that, on the day of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Scheduled Interest Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (c) The Borrower agrees to pay to the Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which the Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

          (d) The Borrower agrees to pay to the Administrative Agent and its affiliates such fees as have been or may be agreed to in writing from time to time by the Borrower or any of its Subsidiaries and the Administrative Agent and/or its respective affiliates.

          (e) The Borrower agrees to pay to the Administrative Agent, for the account of the applicable Lenders, a non-utilization fee equal to the rate specified in the definition of "Applicable Margin" of the total of (a) the Total Revolving Loan Commitment, less (b) the sum of (i) the daily average of the aggregate principal amount of all Revolving Loans outstanding, plus (ii) the daily average of the aggregate amount of the Letter of Credit Outstandings. Accrued non-utilization fees shall be due and payable quarterly in arrears on each Scheduled Interest Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment.

          (f) The Borrower agrees to pay to LaSalle a commitment fee in the amount of One Hundred Thirty-Seven Thousand and 00/100 Dollars ($137,000.00), payable on or before the Effective Date.

     3.2. Voluntary Termination of Unutilized Loan Commitment.

          (a) Upon at least three Business Day's prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty to terminate the Total Unutilized Revolving Loan Commitment in whole, or reduce it in part, pursuant to this Section 3.2(a), in an integral multiple of $500,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Lender.

          (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, subject to its compliance with the requirements of Section 13.12(b), upon five Business Days' prior written notice to such Lender and the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate all of the Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination pursuant to Section 4.1(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts) and such Lender's RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the Issuing Lender, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.6, 4.4, 12.6 and 13.1), which shall survive as to such repaid Lender.

     3.3. Mandatory Reduction of Commitment.

          (a) The Total Revolving Loan Commitment shall terminate in its entirety upon the earlier of (i) the Revolving Loan Maturity Date and (ii) unless the Required Lenders otherwise agree in writing, the date on which a Change of Control occurs.

          (b) Each reduction to, or termination of, the Total Revolving Loan Commitment shall be applied to proportionately reduce or terminate, as the case may be, the Revolving Loan Commitment of each Lender with a Revolving Loan Commitment.

     SECTION 4. PREPAYMENTS; PAYMENTS; TAXES.

     4.1. Voluntary Prepayments.

          (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (Chicago time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, which notice (in each case) shall specify the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which such Eurodollar Loans were made, and which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each partial prepayment of Revolving Loans pursuant to this Section 4.1(a) shall be in an aggregate principal amount of at least $500,000 (or such lesser amount as is acceptable to the Administrative Agent), provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans (and same shall automatically be converted into a Borrowing of Base Rate Loans) and any election of an Interest period with respect thereto given by the Borrower shall have no force or effect;
(iii) at the time of prepayment of Eurodollar Loans pursuant to this Section 4.1 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.11; and (iv) each prepayment pursuant to this Section 4.1(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.1(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender.

          (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Lender in accordance with, and subject to the requirements of, said Section 13.12(b) so long as (I) the Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 3.2(b) (at which time Schedule I shall be deemed modified to reflect the changed Commitment),
(II) such Lender's RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the Issuing Lender and (III) the consents, if any, required under Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

     4.2. Mandatory Repayments.

          (a) On any day on which the sum of (I) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date) and (II) the aggregate amount of all Letter of Credit Outstandings exceeds the lesser of the Borrowing Base Amount and the Total Revolving Loan Commitment at such time, the Borrower shall prepay on such day the principal of Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total

Revolving Loan Commitment at such time, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lender and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

          (b) In addition  to any other  mandatory  repayments  pursuant to this
Section 4.2, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Domestic Subsidiaries receives any cash proceeds from any capital contribution or any sale or issuance of its equity, the Net Equity Proceeds in excess of $3,000,000 in the aggregate during any fiscal year of the Borrower of such capital contribution or sale or issuance of equity shall first be applied on such date as a mandatory repayment of principal of outstanding Term Loans (as defined in the First Horizon International Financing documents) (up to a maximum amount of 50% of such Net Equity Proceeds), second, any remainder as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Sections 4.2(g) and (h), third, any remainder to any outstanding Term Loans, and fourth, with the balance, if any, being retained by the Borrower or applicable Domestic Subsidiary.

          (c) In addition  to any other  mandatory  repayments  pursuant to this
Section 4.2, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Domestic Subsidiaries receives any cash proceeds from any issuance or incurrence by the Borrower or any of its Domestic Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.4 as in effect on the Effective
Date), the Net Debt Proceeds of the respective incurrence of Indebtedness shall first be applied on such date as a mandatory repayment of principal of outstanding Term Loans (as defined in the First Horizon International Financing documents) (up to a maximum amount of 50% of such Net Debt Proceeds), second, any remainder as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Sections 4.2(g) and (h), third, any remainder to any outstanding Term Loans, and fourth, with the balance, if any, being retained by the Borrower or applicable Domestic Subsidiary.

          (d) In addition  to any other  mandatory  repayments  pursuant to this
Section 4.2, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Domestic Subsidiaries receives any cash proceeds from any Asset Sale, the Net Sale Proceeds therefrom shall first be applied on such date as a mandatory repayment of principal of outstanding Term Loans (as defined in the First Horizon International Financing documents) (up to a maximum amount of 50% of such Net Sale Proceeds), second, any remainder as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Sections 4.2(g) and (h), third, any remainder to any outstanding Term Loans, and fourth, with the balance, if any, being retained by the Borrower or applicable Domestic Subsidiary; provided, however, that with respect to no more than $500,000 in the aggregate of cash proceeds from Asset Sales in any fiscal year of the Borrower, the Net Sale Proceeds therefrom shall not be required to be so applied on such date so long as no Default and no Event of Default then exits and such Net Sale Proceeds shall be used to purchase assets (other than working capital) used or to be used in the businesses permitted pursuant to Section 9.15 within 90 days following the date of such Asset Sale, and provided further, that if all or any portion of such Net Sale Proceeds not required to be so applied as provided above in this Section 4.2(d) are not so reinvested within such 90-day period (or such earlier date, if any, as the Borrower or the relevant Domestic Subsidiary determines not to reinvest the Net Sale Proceeds from such Asset Sale as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this
Section 4.2(d) without regard to the preceding proviso.

          (e) In addition  to any other  mandatory  repayments  pursuant to this
Section 4.2, on the date on or after the Initial Borrowing Date upon which the Borrower or any of its Domestic Subsidiaries receives any cash proceeds from any Recovery Event, the Net Recovery Event Proceeds from such Recovery Event shall first be applied as a mandatory repayment of principal of outstanding Term Loans (as defined in the First Horizon International Financing documents) (up to a maximum amount of 50% of such Net Recovery Event Proceeds), second, any remainder as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Sections 4.2(g) and (h), third, any remainder to any outstanding Term Loans, and fourth, with the balance, if any, being retained by the Borrower or applicable Domestic Subsidiary; provided, however, that so long as no Default or Event of Default then exists and such Net Recovery Event Proceeds do not exceed $1,000,000 in the aggregate in any fiscal year of the Borrower such Net Recovery Event Proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent stating that such Net Recovery Event Proceeds shall be used to replace or restore any properties or assets in respect of which such Net Recovery Event Proceeds were paid within 180 days following the date of the receipt of such Net Recovery Event Proceeds (which certificate shall set forth the estimates of the Net Recovery Event Proceeds to be so expended); and provided further, that if all or any portion of such Net Recovery Event Proceeds not required to be so applied pursuant to the preceding proviso are not so used within 180 days after the date of the receipt of such Net Recovery Event Proceeds (or such earlier date, if any, as the Borrower or the relevant Domestic Subsidiary determines not to reinvest the Net Recovery Event Proceeds relating to such Recovery Event as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 4.2(e) without regard to the preceding proviso.

          (f) In addition to any other  mandatory  prepayments  pursuant to this
Section 4.2, on March 31 of each year, beginning March 31, 2004, an amount equal to 75% of Excess Cash Flow of the Borrower and its Domestic Subsidiaries for the most recently completed fiscal year of the Borrower shall be first applied on such date as a mandatory repayment of principal of outstanding Loans in accordance with the requirements of Sections 4.2(g) and (h), second, as a mandatory repayment of principal of outstanding Term Loans (as defined in the First Horizon International Financing documents), and third, with the balance, if any, being retained by the Borrower or the applicable Domestic Subsidiary.

          (g) Notwithstanding anything in Section 4.2(b), (c), (d) and (e) to the contrary, so long as no Event of Default or Default shall have occurred and be continuing, the Borrower may request that all of such Net Equity Proceeds, Net Debt Proceeds, Net Sale Proceeds or Net Recovery Event Proceeds, as applicable, be applied first to the outstanding Loans hereunder and any remainder to Term Loans and upon the consent of the Required Lenders, the Administrative Agent shall apply the same in such order. All repayments of Loans pursuant to Section 4.2(b), (c), (d), (e) and (f) shall be applied pro rata to the Loans.

          (h) After an Event of Default shall have occurred and be continuing, the Administrative Agent shall have the right to designate which loans (Term Loans or Loans) shall be repaid in its sole discretion. With respect to each repayment of Loans required by this Section 4.2, so long as no Event of Default shall have occurred and be continuing, the Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which such Eurodollar Loans were made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.2 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall be automatically converted into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

          (i) In addition  to any other  mandatory  repayments  pursuant to this
Section 4.2, (i) all then outstanding Revolving Loans shall be repaid in full on the Revolving Loan Maturity Date and (ii) unless the Required Lenders otherwise agree in writing, all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

     4.3. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (Chicago time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

     4.4. Net Payments.

          (a) All payments made by the Borrower hereunder and under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.4(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties, expenses or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request (within 10 days of such request), for the amount of any Taxes so levied or imposed and paid by such Lender whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.4(b) (unless the respective lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement  as  of  such  date  to a  complete  exemption  from  United  States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.4(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a
Section 4.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Lender shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.4(b). Notwithstanding anything to the contrary contained in Section 4.4(a), but subject to Section 13.4(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.4(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this
Section 4.4(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.4 and except as set forth in Section 13.4(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.4(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

     SECTION 5. CONDITIONS PRECEDENT TO CREDIT EVENTS ON THE INITIAL BORROWING DATE. The obligation of each Lender to make Loans, and the obligation of the Issuing Lender to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

     5.1. Effective Date; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate Revolving Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

     5.2. Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Borrower by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Controller, certifying on behalf of the Borrower that all of the conditions in Sections 5.5, 5.6, 5.7, 5.8, 5.9 and 6.1 have been satisfied on such date.

     5.3. Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received from Burke, Warren, MacKay & Serritella, P.C., special counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit E and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

     5.4. Corporate Documents; Proceedings; etc.

          (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Initial Borrowing Date, signed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Controller of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

          (b) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, limited liability company or governmental authorities.

     5.5. Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Employment Agreements; Non-Compete Agreements; Collective Bargaining Agreements; Tax Sharing Agreements; Existing Indebtedness Agreements. On or prior to the initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies of the following documents:

               (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and a summary or description of any other "employee benefit plans," as defined in Section 3(3) of ERISA, and a summary or description of any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or ERISA Affiliates (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate, or reasonably available thereto from the sponsor or trustee of any such Plan) (collectively, the "Employee Benefits Plans");

               (ii) all agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its equity interests and any agreements entered into by its shareholders relating to any such entity with respect to its equity interests (collectively, the "Shareholders' Agreements");

               (iii) all agreements with members of, or with respect to, the management of the Borrower or any of its Subsidiaries which the Borrower reasonably believes to be material to its or any of its Subsidiaries' business or operations (collectively, the "Management Agreements");

               (iv) all employment agreements entered into by the Borrower or any of its Subsidiaries which the Borrower reasonably believes to be material to its or any of its Subsidiaries' business or operations (collectively, the "Employment Agreements");

               (v) all non-compete agreements entered into by the Borrower or any of its Subsidiaries which restrict the activities of the Borrower or any of its Subsidiaries (collectively, the "Non-Compete Agreements");

               (vi) all collective bargaining agreements applying or relating to any employee of the Borrower or any of any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

               (vii)  all  tax  sharing,   tax   allocation  and  other  similar
          agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Tax Sharing Agreements"); and

               (viii) all agreements evidencing or relating to Indebtedness of the Borrower or any of its Subsidiaries which is to remain outstanding after giving effect to the Transaction (the "Existing Indebtedness Agreements");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Employment Agreements, Non-Compete Agreements, Collective Bargaining Agreements, Tax Sharing Agreements and Existing Indebtedness Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect on the Initial Borrowing Date,

     5.6. Adverse Change; Approvals.

          (a) On or prior to the Initial Borrowing Date, nothing shall have occurred (and neither the Administrative Agent nor any Lender shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the Transaction.

          (b) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transaction, the other transactions contemplated hereby and the granting of Liens under the Credit Documents shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein. On the Initial Borrowing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transaction or the other transactions contemplated by the Documents or otherwise referred to herein or therein.

     5.7.  Litigation.  On the Initial  Borrowing  Date,  except as disclosed on
Schedule XI, no litigation by any entity (private or governmental) shall be pending or threatened with respect to (i) the Transaction, this Agreement, any other Credit Document or any other documentation executed in connection herewith and therewith or the transactions contemplated hereby and thereby, or (ii) which the Administrative Agent and the Required Lenders shall reasonably determine has had, or could reasonably be expected to have, a Material Adverse Effect.

     5.8. Subsidiaries Guaranty. On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit L (as amended, modified, restated or supplemented from time to time the "Subsidiaries Guaranty"), guarantying all of the obligations of the Borrower as more fully provided therein, and the Subsidiaries Guaranty shall be in full force and effect.

     5.9. Security Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit H (as amended, modified or supplemented from time to time, the "Security Agreement") covering all of such Credit Party's Security Agreement Collateral, together with:

          (i) proper financing statements (Form UCC-1 or the equivalent) fully authorized and executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement;

          (ii) certified copies of requests for information or copies (Form UCC-II), or equivalent reports as of a recent date, listing all effective financing statements that name the Borrower or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above and in such other jurisdictions in which Collateral is located on the Initial Borrowing Date, together with copies of such other financing statements that name the Borrower or any of its Subsidiaries as debtor (none of which shall cover any of the Collateral except (x) to the extent evidencing Permitted Liens or (y) those in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing); and

          (iii) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken, and the Security Agreement shall be in full force and effect.

     5.10. Pledge Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit I (as amended, modified or supplemented from time to time, the "Pledge Agreement").

     5.11. Business. During the period from the date hereof through the Initial Borrowing Date, the Borrower and its Subsidiaries' business shall have been operated in the ordinary course and there shall not have been sold any material assets of such business other than in the ordinary course and consistent with past practice.

     5.12. Corporate and Capital Structure. On the Initial Borrowing Date, all agreements relating to, and the corporate and capital structure of, the Borrower and its Subsidiaries, and all organizational documents of the Borrower and its Subsidiaries, in each case as the same will exist after giving effect to the consummation of the Transaction, shall be reasonably satisfactory to the Administrative Agent and the Required Lenders.

     5.13. Insurance Certificates. On the Initial Borrowing Date, the Administrative Agent shall have received certificates of insurance complying with the requirements of Section 8.3 for the business and properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and/or as loss payee, and stating that such insurance shall not be canceled or the amount of coverage thereunder materially reduced without at least 30 days' prior written notice by the insurer to the Collateral Agent.

     5.14. Fees, etc. On the Initial Borrowing Date, the Borrower shall have paid to the Administrative Agent and each Lender all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) and other compensation contemplated hereby payable to the Administrative Agent or such Lender to the extent then due.

     5.15. Borrowing Base. On the Initial Borrowing Date, the Administrative Agent shall have received a duly completed Borrowing Base Certificate, dated the Initial Borrowing Date, substantially in the form of Exhibit G.

     5.16. Releases. All security interest in and Liens on the assets of the Borrower and its Subsidiaries created pursuant to any security documentation (other than the Security Documents) shall have been terminated and released, and all such assets shall have been returned to the Borrower or such Subsidiary. The Administrative Agent shall have received evidence that the matters set forth in this Section 5.16 have been satisfied on such date.

     5.17. Master Letter of Credit Agreement. A Master Letter of Credit Agreement duly executed by the Borrower.

     SECTION 6. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date), and the obligation of the Issuing Lender to issue Letters of Credit (including Letters of Credit issued on the Initial Borrowing Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

     6.1. Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

     6.2. Notice of Borrowing; Letter of Credit Request.

          (a) Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.3(a).

          (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.3(a).

     The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5 (with respect to Credit Events on the Initial Borrowing Date) and in this Section 6 (with respect to Credit Events on or after the Initial Borrowing Date) and applicable to such

Credit Event are satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

     SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such other Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

     7.1. Organizational Status. Each of the Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     7.2. Power and Authority. Each Credit Party has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit
Documents  to  which  it  is  party  and  has  taken  all  necessary  corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     7.3. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of


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

any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its Subsidiaries.

     7.4. Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Initial Borrowing Date and which remain in full force and effect on the Initial Borrowing Date and
(y) filings which are necessary to perfect the security interests created under the Security Documents, which filings will be made within ten days following the Initial Borrowing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

     7.5. Financial Statements; Financial Condition; Undisclosed Liabilities.

          (a) The (i) audited consolidated balance sheets of the Borrower and its Subsidiaries for its fiscal year ended on December 31, 2001 and the related audited consolidated statements of income, cash flows and shareholders' equity of the Borrower and its Subsidiaries for its fiscal year ended on such date, and
(ii) unaudited consolidated balance sheets of the Borrower and its Subsidiaries for its fiscal quarter ended September 30, 2002 and the related unaudited consolidated statements of income, cash flows and shareholders' equity of the Borrower and its Subsidiaries for its fiscal quarter ended on such date, copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the dates of such balance sheets and the consolidated results of the operations of the Borrower and its Subsidiaries for the periods covered thereby. All interim monthly financial statements furnished prior to the Initial Borrowing Date present fairly the consolidated results of the operations of the Borrower and its Subsidiaries for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except, in the case of the aforementioned interim financial statements, for normal year-end audit adjustment and the absence of footnotes).

          (b) On and as of the Initial Borrowing Date and after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith (i) the sum of the assets, at a fair valuation, of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed their respective debts, (ii) each of the Borrower on a stand alone basis and the Borrower and its Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their respective ability to pay such debts as such debts mature, and (iii) the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct their respective businesses. For purposes of this Section 7.5(b), "debt" means any liability on a claim, and "claim" means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (c) Except as fully disclosed in the December 31, 2001 financial statements delivered pursuant to Section 7.5(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which either individually or in the aggregate, could reasonably be expected to be material to the Borrower or any of its Subsidiaries. As of the Initial Borrowing Date, the Borrower knows of no reasonable basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the December 31, 2001 financial statements delivered pursuant to Section 7.5(a) or referred to in the immediately preceding sentence which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower or any of its Subsidiaries.

          (d) After giving effect to the Transaction, since December 31, 2001, there has been no Material Adverse Effect.

     7.6. Litigation. Except as disclosed on Schedule XI, there are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened, or material adverse development in litigation disclosed on Schedule XI (i) with respect to the Transaction or any Credit Document or (ii) that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

     7.7. True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information

(taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

     7.8. Use of Proceeds; Margin Regulations.

          (a) All proceeds of the Revolving Loans will be used for the working capital and general corporate purposes of the Borrower and its Subsidiaries.

          (b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     7.9. Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has timely filed or caused to be timely filed (taking into account applicable extensions of time to file) with the appropriate taxing authority all federal and state income tax returns and all other material tax returns, domestic and foreign (the "Returns") required to be filed by, or with respect to the income, properties or operations of, the Borrower and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. Each of the Borrower and each of its Subsidiaries has paid all taxes and assessments payable by it which have become due, other than those that are being contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles. There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. As of the Initial Borrowing Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its
Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Borrower nor any of its Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Neither the Borrower nor any of its Subsidiaries has incurred, nor will any of them incur, any material tax liability in connection with the Transaction or any other transactions contemplated hereby (it being understood that the representation contained in this sentence does not cover any future tax liabilities of the Borrower or any of its Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business).

     7.10. Compliance with ERISA. Schedule IV sets forth, as of the Initial Borrowing Date, the name of each Plan. Each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under
Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a)


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

and 501(a) of the Code; neither the Borrower nor any of its ERISA Affiliates has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "employee pension benefit plan," within the meaning of Section 3(2) of ERISA, that is a "multiemployer plan," within the meaning of Section 3(37) of ERISA, or that is subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA or subject to Title IV of ERISA; neither the Borrower nor any of its ERISA Affiliates has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any Foreign Pension Plan; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4204 or 4212 of ERISA or Section 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; each group health plan (as defined in Section 607(l) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of
Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code, except for any failure to so comply which could not, individually or in the aggregate, reasonably be expected to result in a material liability of the Borrower or any Subsidiary of the Borrower; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

     7.11. The Security Documents.

          (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors, has (or within 10 days following the Initial Borrowing Date will have) a fully perfected security interest in all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of (x) the Grant of Security Interest in U.S. Patents and (y) the Grant of Security Interest in U.S. Trademarks in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States trademarks and patents covered by the Security Agreement, and the recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States copyrights covered by the Security Agreement.

          (b) The security interests created under the Pledge Agreement in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, constitute perfected security interests in the Pledge Agreement Collateral described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledge Agreement Collateral under the Pledge Agreement other than with respect to that portion of the Pledge Agreement Collateral constituting a "general intangible" under the UCC.

     7.12. Properties. All Real Property owned or leased by the Borrower or any of its Subsidiaries as of the Initial Borrowing Date, and the nature of the interest therein, is correctly set forth in Schedule III. Each of the Borrower and each of its Subsidiaries has good and indefeasible title to all material properties owned by it, including all material property reflected in the balance sheets referred to in Section 7.5(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

     7.13. Capitalization. On the Initial Borrowing Date, the authorized capital stock of the Borrower consists of 100,000,000 shares of common stock, $0.001 par value, of which 35,414,129 shares are issued and outstanding, and 1,000,000 authorized shares of preferred stock, none of which are outstanding. All outstanding shares of capital stock of the Borrower have been duly and validly issued and are fully paid and non-assessable. The Borrower does not have outstanding any capital stock or other securities convertible into or exchangeable for its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

     7.14. Subsidiaries. As of the Initial Borrowing Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule V. Schedule V correctly sets forth as of the Initial Borrowing Date, the percentage ownership (direct or indirect) of the Borrower in each class of capital stock or other equity of its Subsidiaries and also identifies the direct owner thereof.

     7.15. Compliance with Statutes, etc. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     7.16. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     7.17. Public Utility Holdings Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holdings Company Act of 1935, as amended.

     7.18. Environmental Matters.

          (a) Each of the Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the knowledge of the Borrower, threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by the Borrower or any of its Subsidiaries of any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Borrower or any of its Subsidiaries, or any Real Property owned, or to the knowledge of the Borrower, leased or operated by the Borrower or any of its Subsidiaries (including any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries) or, to the knowledge of the Borrower, any property adjoining or adjacent to any such Real Property that could be reasonably expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or (ii) to cause any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any property adjoining or adjacent to any Real Property, where such generation, use, treatment, storage, transportation or Release has violated or could be reasonably expected to violate any applicable Environmental Law or give rise to an Environmental Claim.

          (c) Notwithstanding anything to the contrary in this Section 7.18, the representations and warranties made in this Section 7.18 shall be untrue only if the effect of any or all conditions, violations, claims, restrictions, failures and noncompliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     7.19. Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is
(i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

     7.20. Intellectual Property, etc. Each of the Borrower and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect,

     7.21. Indebtedness. Schedule VII sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of the Borrower and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction, in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

     7.22. Insurance. Schedule VIII sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Initial Borrowing Date, with the amounts insured (and any deductibles) set forth therein.

     7.23. Representations and Warranties in Other Documents. All representations and warranties set forth in the other Credit Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations or warranties were made on and as of such date (it being understood and agreed that any such representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects as of such specified date).

     7.24. Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization, etc. Schedule VI attached hereto contains the exact legal name of the Borrower and each Subsidiary Guarantor, the type of organization of the Borrower and each Subsidiary Guarantor, whether or not the Borrower and each Subsidiary Guarantor is a registered organization, the jurisdiction of organization of the Borrower and each Subsidiary Guarantor, and the organizational identification number (if any) of the Borrower and each Subsidiary Guarantor. To the extent that the Borrower or any Subsidiary Guarantor does not have an organizational identification number on the date hereof and later obtains one, the Borrower or such Subsidiary Guarantor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

     SECTION 8. AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

     8.1. Information Covenants. The Borrower will furnish to each Lender:

          (a) Monthly Reports. Within 30 days after the end of each fiscal month of the Borrower (45 days in the event such fiscal month is also a fiscal quarter end of the Borrower) (commencing with its fiscal month ending on February 28,
2003), the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal month and the related consolidated statement of income and statement of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month as set forth in the respective budget delivered pursuant to Section 8.1(d), all of which shall be certified by the chief financial officer or the controller of the Borrower that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

          (b) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified without qualification or going concern issues by Deloitte Touche Tohmatsu or other independent auditor of recognized national standing selected by the Borrower and reasonably acceptable to the Required Lenders, together with a report of such audit firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such audit firm obtained no knowledge of any Default or an Event of Default relating to financial or accounting matters which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof, (ii) containing a computation of each financial ratio or restriction contained in this Agreement, and (iii) management's discussion and analysis of the important operational and financial developments during such fiscal year.

          (c) Management Letters. Promptly after the Borrower's or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received from its auditor and management's response thereto.

          (d) Budgets. No later than 30 days following the first day of each fiscal year of the Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income, sources and uses of cash and balance sheets for the Borrower and its Subsidiaries on a consolidated basis) (i) for each of the twelve months of such fiscal year prepared in detail and (ii) for the two immediately succeeding fiscal years prepared in summary form, in each case setting forth, with appropriate discussion, the principal assumptions upon which such budget is based; provided, however, for the Fiscal Year 2003, the Borrower shall have until March 31, 2003 to deliver such statement of sources and uses of cash and balance sheet only.

          (e) Officer's Certificates. Within 45 days after each fiscal quarter of the Borrower, a compliance certificate from the chief financial officer or the controller of the Borrower in the form of Exhibit J certifying on behalf of the Borrower that, (x) to such officer's best knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 4.2, 9.1(x), 9.1(xii), 9.2(iv), 9.4(ii), 9.5(v) and 9.7 through 9.12, inclusive, at the end of such fiscal month, quarter or year, as the case may be and (y) (i) no changes are required to be made to any of Schedule VI hereto, Annexes B, C, F, H, 1, J and K of the Security Agreement or Annexes A through F of the Pledge Agreement, in each case so as to make the information set forth therein accurate and complete as of the date of such certificate, or (ii) to the extent that such information is no longer accurate and complete as of such date, list in reasonable detail all information necessary to make such Schedule and all such Annexes accurate and complete (at which time such Schedule and/or all such Annexes, as the case may be, shall be deemed modified to reflect such information) .

          (f) Notice of Default, Litigation and Material Adverse Effect. Promptly, and in any event within three Business Days after any officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending against the Borrower or any of its Subsidiaries (x) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (y) with respect to any Credit Document, (iii) the occurrence of any event which constitutes a default under, or causes the termination of, any material contract of the Borrower or any of its Subsidiaries, including any license, distribution agreement, supply agreement or manufacturing agreement, or (iv) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

          (g) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders (or any trustee, agent or other representative therefor) of its material Indebtedness pursuant to the terms of the documentation governing such Indebtedness.

          (h) Environmental Matters. Promptly after any officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, could reasonably be expected to have a Material Adverse
Effect:

          (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries;

          (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that
     (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

          (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

          (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to each Lender all notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify the Borrower or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify the Borrower or any of its Subsidiaries of potential liability under CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto.

          (i) Borrowing Base Certificate. Within thirty (30) days after the end of each month (45 days in the event such month is also a fiscal quarter end of the Borrower), deliver to the Administrative Agent a Borrowing Base Certificate, certified as accurate by the Borrower and acceptable to the Administrative Agent in its sole and absolute discretion.

          (j) Aged Accounts Schedule. Within thirty (30) days after the end of each month (45 days in the event such month is also a fiscal quarter end of the Borrower), deliver to the Administrative Agent an aged schedule of the Accounts of the Borrower, listing the name and amount due from each Account Debtor and showing the aggregate amounts due from (i) 0-30 days, (ii) 31-60 days, (iii)
61-90 days and (iv) more than 90 days, and certified as accurate by an appropriate officer of the Borrower.

          (k) Inventory Reports. Within thirty (30) days after the end of each month (45 days in the event such month is also a fiscal quarter end of the Borrower), deliver to the Administrative Agent an inventory report, in form and substance satisfactory to the Administrative Agent, certified as accurate by an appropriate officer of the Borrower.

          (l) Field Audits. The Borrower shall, and shall cause each Subsidiary to, allow the Administrative Agent, at the Borrower's sole expense, to conduct an annual field examination of the Collateral, the results of which must be satisfactory to the Required Lenders in the Required Lenders' sole and absolute discretion.

          (m) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

     8.2.    Books,     Records    and     Inspections;     Annual     Meetings.

          (a) The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any such Lender may reasonably request. If a Default or an Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by the Administrative Agent, the Borrower shall, and shall cause each of its Subsidiaries to, provide such access to the Administrative Agent at all times and without advance notice. Furthermore, so long as any Default or Event of Default has occurred and is continuing, the Borrower and each of its Subsidiaries shall provide the Administrative Agent with access to their suppliers and customers.

          (b) At a date to be mutually agreed upon between the Administrative Agent and the Borrower occurring on or prior to the 120th day after the close of each fiscal year of the Borrower, the Borrower will, at the request of the Administrative Agent, hold a meeting with all of the Lenders at which meeting will be reviewed the financial results of the Borrower and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of the Borrower.

     8.3. Maintenance of Property; Insurance.

          (a) The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of the Borrower and its Subsidiaries in good working order and condition, ordinary wear and tear excepted, (ii) maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the Borrower and its Subsidiaries and (iii) furnish to the Administrative Agent, upon its request therefor, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, the Borrower will at all times cause insurance of the types described in Schedule VIII to be maintained (with the same scope of coverage as that described in Schedule VIII) at levels which are consistent with their practices immediately before the Initial Borrowing Date. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance. The provisions of this Section
8.3 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance. In addition to the foregoing, the Borrower acknowledges and agrees that (x) the Administrative Agent has the right, on an annual basis, to review the insurance then being maintained by the Borrower and its Subsidiaries and to require the Borrower and its Subsidiaries to increase their levels of coverage from that which then exists to the extent that the Administrative Agent has a reasonable basis to require same and (y) it will, and will cause each of its Subsidiaries to, within 30 days following such a request by the Administrative Agent, use reasonable commercial efforts to obtain such increased insurance coverage.

          (b) The Borrower will, and will cause each of its Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower and/or such Subsidiaries) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be canceled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent,
(iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the other Secured Creditors, and (iv) shall be deposited with the Collateral Agent.

          (c) If the Borrower or any of its Subsidiaries shall fail to maintain insurance in accordance with this Section 8.3, or if the Borrower or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance.

     8.4. Existence; Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses, permits, copyrights, trademarks and patents; provided, however, that nothing in this Section 8.4 shall prevent (i) sales of assets and other transactions by the Borrower or any of its Subsidiaries in accordance with
Section 9.2 or (ii) the withdrawal by the Borrower or any of its Subsidiaries (other than First Horizon International) of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction if such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     8.5. Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     8.6. Compliance with Environmental Laws.

          (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and as required in connection with the normal operation, use and maintenance of the business or operations of the Borrower or any of its Subsidiaries.

          (b) (i) After the receipt by the Administrative Agent or any Lender of any notice of the type described in Section 8.1(h), (ii) at any time that the Borrower or any of its Subsidiaries are not in compliance with Section 8.6(a) or
(iii) in the event that any Event of Default is in existence, the Borrower will provide, at the sole expense of the Borrower and at the request of the Administrative Agent, an environmental site assessment report concerning any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 45 days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by the Borrower, and the Borrower shall grant and hereby grants to the Administrative Agent and the
Lenders and their respective agents access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to the Borrower, all at the sole expense of the Borrower.

     8.7. ERISA. As soon as possible and, in any event, within ten (10) days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer or the Controller of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by the Borrower, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other governmental agency, or a Plan participant and any notices received by the Borrower, such Subsidiary or such ERISA Affiliate from the PBGC or any other government agency, or a Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of
Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29),

4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(1) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability for retiree benefits pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by the severance pay Plans of the Borrower or any of its Subsidiaries or Section 601 of ERISA) or any Plan or any Foreign Pension Plan. The Borrower will deliver to each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. At the request of any Lender, the Borrower will also deliver to such Lender a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan or received from any governmental agency or plan administrator or sponsor or trustee with respect to any multiemployer plan (as defined in Section 4001(a)(3) of ERISA), shall be delivered to the Lenders no later than ten (10) days after the date such records, documents and/or information has been furnished to the PBGC or any other governmental agency or such notice has been received by the Borrower, the respective Subsidiary or the ERISA Affiliate, as applicable. The Borrower will ensure, and cause each of its applicable Subsidiaries to ensure, that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     8.8. End of Fiscal Years; Fiscal Quarters. The Borrower will cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on dates which are consistent with a fiscal year end as described above.

     8.9. Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     8.10. Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries not otherwise permitted under Section 9.1(i); provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

     8.11. Use of Proceeds. The Borrower will use the proceeds of the Loans only as provided in Section 7.8.

     8.12. Additional Security; Further Assurances, etc.

          (a) The Borrower will, and will cause each of the other Credit Parties that are Subsidiaries (other than International Subsidiaries) of the Borrower to, grant to the Collateral Agent for the benefit of the Secured Creditors security interests and Mortgages in such assets and properties of the Borrower and such other Credit Parties that are Subsidiaries (other than International Subsidiaries) of the Borrower as are not covered by the original Security Documents and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders (collectively, the "Additional Security Documents"). All such security interests and Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and Mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

          (b) The Borrower will, and will cause each of the other Credit Parties that are Subsidiaries (other than International Subsidiaries) of the Borrower to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord waivers, bailee agreements, control agreements and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower will, and will cause the other Credit Parties that are Subsidiaries (other than International Subsidiaries) of the Borrower to, deliver to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this
Section 8.12 has been complied with.

          (c) If the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of any Real Property of the Borrower and its Subsidiaries constituting Collateral, the Borrower will, at their own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the

Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

          (d) The Borrower agrees that each action required by clauses (a) through (c) of this Section 8.12 shall be completed as soon as possible, but in no event later than 75 days after such action is requested to be taken by the Administrative Agent or the Required Lenders; provided that, in no event will the Borrower or any of its Subsidiaries be required to take any action, other than using its reasonable commercial efforts, to obtain consents from third parties with respect to its compliance with this Section 8.12.

     8.13. Ownership of Subsidiaries; etc. The Borrower will, and will cause each of its Subsidiaries to, own 100% of the capital stock and other equity interests of each of their Subsidiaries (other than directors' qualifying shares to the extent required by applicable law).

     8.14. Corporate Separateness. Each Credit Party will, and will cause each of its Subsidiaries to, satisfy customary corporate, limited liability company or partnership formalities, as the case may be, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate, limited liability company or partnership, as the case may be, offices and records. Finally, neither the Borrower nor any of its Subsidiaries will take any action, or conduct its affairs in a manner which is likely to result in the corporate, limited liability company or partnership, as the case may be, existence of the Borrower or any of its Subsidiaries being ignored, or in the assets and liabilities of the Borrower or any of its Subsidiaries being substantively consolidated with those of the Borrower and its other Subsidiaries in a bankruptcy, reorganization or other insolvency proceeding.

     8.15. Landlord Waivers. The Borrower will use its reasonable commercial efforts to obtain and deliver to the Administrative Agent fully executed landlord waivers, as requested by the Administrative Agent prior to the Initial Borrowing Date and listed on Schedule XII, as promptly as possible after the Initial Borrowing Date.

     8.16. Pledge Agreement Collateral. Unless sooner demanded by the Collateral Agent, concurrently with the funding of the initial loan under the First Horizon International Financing, each Credit Party shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral, if any, referred to in the Pledge Agreement and then owned by such Credit Party,
(x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (y) together with executed and undated endorsements for transfer in the case of equity interests constituting certificated Pledge Agreement Collateral, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Pledge Agreement have been taken and the Pledge Agreement shall be in full force and effect.

     SECTION 9. NEGATIVE COVENANTS. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case, together with interest thereon), Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

     9.1. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this
Section 9.1 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

          (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

          (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule IX but only to the respective date, if any, set forth in such Schedule IX for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on such
     Schedule IX, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

          (iv) Liens created pursuant to the Security Documents;

          (v) licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (vi) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.4(ii), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

          (vii) Liens placed upon equipment or machinery acquired after the Initial Borrowing Date and used in the ordinary course of business of the Borrower or any of its Subsidiaries and placed at the time of the acquisition thereof by the Borrower or such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the Indebtedness secured by such Liens is permitted by Section 9.4(ii) and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary;

          (viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business and in accordance with Section 9.2(v);

          (x) Liens arising out of the existence of judgments or awards in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all cash and the fair market value of all other property subject to such Liens does not exceed $500,000 at any time outstanding;

          (xi) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

          (xii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate amount of all cash and the fair market value of all other property subject to all Liens permitted by this clause (xii) shall not at any time exceed $500,000;

          (xiii) Permitted Encumbrances; and

          (xiv) Liens in favor of the Collateral Agent and the Secured Creditors in connection with the First Horizon International Financing.

In connection with the granting of Liens of the type described in clauses (vi) and (vii) of this Section 9.1 by the Borrower of any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed reasonably appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

     9.2. Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture, or transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

          (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.7;

          (ii) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

          (iii) Investments may be made to the extent permitted by Section 9.5;

          (iv) the Borrower and its Subsidiaries may sell assets (other than the capital stock or other equity interests of any Subsidiary), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (x) the consideration received by the Borrower or such Subsidiary consists solely of cash and is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied as required by Section 4.2(d) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (iv) shall not exceed $500,000 in any fiscal year of the Borrower without the consent of the Required Lenders;

          (v) each of the Borrower and its Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.4(ii)) and the aggregate rentals thereunder do not exceed $5,000,000 for leases of automobiles and $1,000,000 for leases of other equipment;

          (vi) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business and for cash at fair market value (as determined by the Borrower in good faith), accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction, provided that the aggregate amount of such sales shall not exceed $500,000 in any fiscal year of the Borrower;

          (vii) each of the Borrower and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries, in each case so long as no such grant otherwise affects the Collateral Agent's security interest in the asset or property subject thereto;

          (viii) the Borrower and the International Subsidiaries may enter the transaction described in Section 13.17 on the conditions contained therein; and

          (ix) in connection with any Acquisition permitted pursuant to Section 9.5(vi) and if the result of such Acquisition is a Subsidiary, the Borrower and such Subsidiary shall have complied with Section 9.16.

To the extent the Required Lenders waive the provisions of this Section 9.2 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.2 (other than to the Borrower or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security
Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

     9.3. Dividends. The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to any Wholly-Owned Subsidiary of the Borrower.

     9.4. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (ii) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations (to the extent permitted pursuant to Section 9.7) and purchase money Indebtedness described in Section 9.1(vii), provided that in no event shall the sum of the aggregate outstanding principal amount of all Capitalized Lease Obligations and purchase money

     Indebtedness permitted by this clause (ii) exceed at any time $1,000,000;

          (iii) Indebtedness in connection with the First Horizon International Financing; and

          (iv) Indebtedness in connection with Other Hedging Agreements incurred in the ordinary course of business up to a maximum notional amount of $3,000,000.

     9.5. Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

          (i) the Borrower and its Subsidiaries may acquire and hold accounts receivable owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

          (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

          (iii) the Borrower and its Subsidiaries may hold the Investments held by them on the Initial Borrowing Date and described on Schedule X, provided that any additional Investments made with respect thereto shall be permitted only if permitted under the other provisions of this Section 9.5;

          (iv) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (v) the Borrower and its Subsidiaries may make loans and advances to their officers and employees for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business in an aggregate amount not to exceed $500,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances); and

          (vi) investments in order to consummate  Acquisitions,  provided that:
     (i) in the case of Acquisitions involving mergers or consolidations, the Borrower or the applicable Subsidiary shall be the continuing or surviving corporation, (ii) before and after giving effect to the Acquisition, no

     Default or Event of Default shall have occurred and be continuing, (iii) such Acquisitions are undertaken in accordance with applicable laws; (iv) the prior, effective written consent or approval to such Acquisition of the board or directors or equivalent governing body of the acquiree is obtained; (v) Borrower and its Subsidiaries hold cash and Cash Equivalents and Revolving Loan Availability in a minimum amount of $5,000,000; (vi) the Borrower has additional Revolving Loan Availability of at least $5,000,000;
     (vii) the Borrower shall have received the prior written consent of the Required Lenders for any Acquisition the consideration for which equals or exceeds $20,000,000; (viii) the Borrower and its Subsidiaries, before and after giving effect to such Acquisition, shall be compliant with all financial covenants contained in the Credit Documents on an actual and pro forma basis; and (ix) the Collateral Agent shall be able to obtain a first priority Lien on the assets which are the subject of the Acquisition and have available to it enforcement remedies against the acquirer and acquiree in order to be able to realize maximum value from such acquired assets in the event of an Event of Default.

     9.6. Transactions with Affiliates. The Borrowers will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of the Borrower or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that (i) Dividends may be paid to the extent provided in Section 9.3 and
(ii) customary fees may be paid to non-officer directors of the Borrower and its Subsidiaries.

     9.7. Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that during any fiscal year of the Borrower (taken as one accounting period), the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed $600,000 in the aggregate during any fiscal year ended after December 31, 2002. In addition, Borrower may spend up to $2,000,000 in the aggregate to implement its sales force automation system, including hardware and software.

     9.8. Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on or after December 31, 2002 to be less than 5.00:1.00.

     9.9. Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for any Test Period ending on the last day of a fiscal quarter of the Borrower set forth below to be less than the amount set forth opposite such fiscal quarter below:

                   Fiscal Quarter
                  Ending Closet To                                  Amount
                  ----------------                                  ------

    December 31, 2002 through September 29, 2003                 $27,000,000
    September 30, 2003 through December 30, 2003                 $30,000,000
          December 31, 2003 and thereafter                       $36,000,000

Notwithstanding that the foregoing covenant is measured on the last day of a fiscal quarter, compliance is required at all times during such fiscal quarter.

     9.10. Leverage Ratio. The Borrower will not permit the Leverage Ratio for any Test Period ending on the last day of the fiscal quarter of the Borrower set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

         Fiscal Quarter Ending Closest To:                         Ratio
         ---------------------------------                         -----

    December 31, 2002 through December 30, 2003                  1.5 to 1.0
         December 31, 2003 and thereafter                       1.25 to 1.0

Notwithstanding that the foregoing covenant is measured on the last day of a fiscal quarter, compliance is required at all times during such fiscal quarter.

     9.11. Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio for any Test Period ending on the last day of any fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

              Fiscal Quarter Ending Closest To:                    Ratio
              ---------------------------------                    -----

         December 31, 2002 through December 30, 2003            1.75 to 1.0
          December 31, 2003 through March 30, 2003              2.00 to 1.0
                March 31, 2003 and thereafter                   2.25 to 1.0

Notwithstanding that the foregoing covenant is measured on the last day of a fiscal quarter, compliance is required at all times during such fiscal quarter.

     9.12. Modification of Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to:

          (i) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to its capital stock or other equity interests (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock or other equity interests, unless such amendment, modification, change or other action contemplated by this clause (i) could not reasonably be expected to be adverse to the interests of the Lenders in any material respect;

          (ii) amend, modify or change any term or provision of any license, distribution agreement, supply agreement or manufacturing agreement unless such amendment, modification or change could not reasonably be expected to be adverse to the interests of the Lenders in any material respect; or

          (iii) make any voluntary, optional or mandatory payment or prepayment in respect of any Indebtedness of the Borrower or its Subsidiaries, except as otherwise permitted by this Agreement or the First Horizon International Financing, or amend, modify, or permit the amendment or modification of, any provision of any agreement evidencing any such Indebtedness, except for such amendments or modifications that could not reasonably be expected to be adverse to the interest of the Lenders in any material respect.

     9.13. Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (b) make loans or advances to the Borrower or any of its Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents or the First Horizon International Financing, (iii) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Borrower or any of its Subsidiaries, (iv) except where the existence of such provision causes or may be reasonably believed to cause a Material Adverse Effect, customary provisions restricting assignment of any licensing agreement (in which the Borrower or any of its Subsidiaries is the licensee) or other contract entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (v) restrictions on the transfer of any asset pending the close of the sale of such asset, and (vi) restrictions on the transfer of any asset subject to a Lien permitted by Section 9.1(iii), (vi) or (vii).

     9.14. Limitation on Issuance of Capital Stock.

          (a) The Borrower will not issue (i) any preferred stock or other preferred equity interests , other than Qualified Preferred Stock, or (ii) any redeemable common stock or other redeemable common equity interests, other than common stock or other redeemable common equity interests that is redeemable at the sole option of the Borrower or such Subsidiary, as the case may be.

          (b) The Borrower will not permit any of its Subsidiaries to issue any capital stock or other equity interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other equity interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other equity interests, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock or other equity interests of such Subsidiary,
(iii) to qualify directors to the extent required by applicable law or (iv) for any issuance of stock or other equity interests by any Subsidiary of the Borrower to the Borrower or a Wholly-Owned Subsidiary of the Borrower,

     9.15. Business; etc. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by Borrower and its Subsidiaries as of the Initial Borrowing Date and reasonable extensions thereof.

     9.16. Limitation on Creation of Subsidiaries. Except as provided in Sections 9.2(ix) and 9.5(vi), the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary. The Borrower hereby acknowledges and agrees that, unless the Required Lenders amend or waive the provisions of this Section 9.16 after the Initial Borrowing Date, the Borrower will (i) pledge all the capital stock of such new Subsidiary to the Collateral Agent pursuant to the terms and conditions of the Pledge Agreement (unless the Subsidiary shall be designated by the Borrower and such designation shall be consented to by the Required Lenders as an International Subsidiary, in which case only 65% of such International Subsidiary's capital stock shall be pledged as herein provided), (ii) cause such new Subsidiary (other than an International Subsidiary) to enter into the Subsidiaries Guaranty and to execute and deliver to the Collateral Agent counterparts of the Security Agreement and the Pledge Agreement, (iii) to the extent required by Section 8.12, cause such new Subsidiary (other than an International Subsidiary) to enter into such Additional Security Documents as the Administrative Agent or the Required Lenders may require and (iv) cause such new Subsidiary (other than an International Subsidiary) to execute and deliver all other relevant documentation (including opinions of counsel) of the type described in Section 5 as such new Subsidiary would have had to deliver if it were a Credit Party on the Initial Borrowing Date.

     9.17. Change of Legal Names; Type of Organization (and Whether a Registered Organization; Jurisdiction of Organization etc. Neither the Borrower nor any Subsidiary Guarantor shall change its legal name, its type of organization, its status as a registered organization (in the case of a registered organization), its jurisdiction of organization, its location, or its organizational identification number (if any), except that any such changes shall be permitted (so long as such changes are not in violation of the applicable requirements of the Security Documents and so long as same do not involve (x) a registered organization ceasing to constitute same or (y) the Borrower or any Subsidiary Guarantor changing its jurisdiction of organization or location from the United States or a State thereof to a jurisdiction of organization or location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of each change to the information listed on Schedule VI (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Schedule VI which shall correct all information contained therein for the Borrower or the respective Subsidiary Guarantor, and
(ii) in connection with such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

     SECTION 10. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

     10.1. Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing or any Fees or any other amounts owing hereunder or under any other Credit Document; or

     10.2. Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto in the context in which it was made, taken as a whole, shall prove to be untrue in any material respect on the date as of which made or deemed made; or

     10.3. Covenants. The Borrower or any of its Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.1(f), 8.8, 8.11, 8.16 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 10.1 and 10.2) and such default described in this clause
(ii) shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders; or

     10.4. Default Under Other Agreements. (i) The Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or (ii) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this

Section 10.4 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $1,000,000; or

     10.5. Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days (it is acknowledged and agreed that during the cure period for any such involuntary proceeding, the Lenders shall have no obligation to extend new Loans or issue new Letters of Credit), or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or the Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; or

     10.6. ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection 62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default" within the meaning of
Section 4219(c)(5) of ERISA shall occur with respect to any Plan, any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change of Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, either individually and/or in the aggregate, has had, or could reasonably be expected to have, in the opinion of the Required Lenders, a Material Adverse Effect; or

     10.7. Security Documents. Any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.1), and subject to no other Liens (except as permitted by Section 9.1), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document; or

     10.8. Guaranties. Any Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor, or any Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the Guaranty to which it is a party or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty to which it is a party; or

     10.9. Judgments. One or more judgments or decrees shall be entered against the Borrower or any Subsidiary of the Borrower involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $1,000,000; or

     10.10. Change of Control. A Change of Control shall occur; or

     10.11. Material Adverse Effect. The determination by the Required Lenders that a Material Adverse Effect has occurred; or

     10.12. Approvals. The FDA or DEA shall revoke, suspend or terminate any approvals for the manufacture, distribution or sale of any drug(s) which constitutes a product line offered by the Borrower or any Subsidiary and such drug(s)' sales equal or exceed 5% of gross sales of the Borrower for the immediately preceding twelve months; or

     10.13. Licenses. Any license to manufacture, distribute or sell any drug(s) which constitutes part of the product lines offered by the Borrower or any Subsidiary and such drug(s)' sales equal or exceed 5% of gross sales of the Borrower for the immediately preceding twelve months shall be suspended, cancelled, terminated, disputed or shall expire for any reason whatsoever; or

     10.14. Supply Agreements. Any manufacturing, coating or supply agreement for any drug(s) constituting part of the product lines offered by the Borrower or any Subsidiary and such drug(s)' sales equal or exceed 5% of gross sales of the Borrower for the immediately preceding twelve months shall be suspended, interrupted, cancelled, terminated or shall expire and the Borrower or such Subsidiary shall fail to obtain an alternative manufacturing, coating or supply source within 90 days; or

     10.15. First Horizon International Financing. A default, event of default or similar event shall occur or continue beyond any applicable cure period under any document related to the First Horizon International Financing.

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may, or upon the written request of the Required Lenders shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.5 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon each Commitment of each Lender shall forthwith terminate immediately and any Fees shall forthwith become due and payable without any other notice of any kind;
(ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.5 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and
(vi) apply any cash  collateral  held by the  Administrative  Agent  pursuant to
Section 4.2 to the repayment of the Obligations.

     SECTION 11. DEFINITIONS AND ACCOUNTING TERMS.

     11.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Account" shall have the meaning specified in the Security Agreement.

     "Account  Debtor"  shall  have  the  meaning   specified  in  the  Security
Agreement.

     "Acquisitions" shall mean any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires any going business or some or all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise; provided, however, that when less than all of the assets of a firm, corporation or division thereof are acquired, such acquired assets shall include all the assets and rights necessary to conduct the business as contemplated by the parties to such acquisition to which such assets relate or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership, in each case relating to the pharmaceutical business, including drug and drug license acquisitions.

     "Additional Security Documents" shall have the meaning provided in Section 8.12.

     "Administrative Agent" shall mean LaSalle, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.9. Without limiting the foregoing, it is understood and agreed that, for purposes of Sections 12 and
13.1 of this Agreement, the term Administrative Agent shall also include LaSalle in its capacity as Collateral Agent pursuant to the Security Documents.

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. For the purposes of Section 9.6, a Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 20% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Administrative Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of the Borrower or any Subsidiary thereof.

     "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

     "Applicable Margin" shall mean, with respect to Loans, Letter of Credit Outstandings and Letter of Credit fees and non-use fees, until the first Pricing Date, the basis points per annum shown opposite Level I below, and thereafter from one Pricing Date to the next the Applicable Margin means the basis points per annum determined in accordance with the following schedule:

---------------------------------------------------------------------------------------------------------------------
 LEVEL     LEVERAGE RATIO FOR SUCH      APPLICABLE MARGIN FOR    APPLICABLE MARGIN FOR   UNUSED FEE     LETTER OF
                PRICING DATE            BASE RATE LOANS UNDER       EURODOLLAR LOANS                    CREDIT FEE
                                      REVOLVING LOAN COMMITMENT   UNDER REVOLVING LOAN
                                        AND LETTER OF CREDIT           COMMITMENT
                                            OUTSTANDINGS
---------------------------------------------------------------------------------------------------------------------
   I     Less than or equal to 1.50            75 bps                   275 bps           37.5 bps       275 bps
         to 1.0 but greater than or
         equal to 1.25 to 1.0
---------------------------------------------------------------------------------------------------------------------
   II    Less than 1.25 to 1.0, but            50 bps                   250 bps            25 bps        250 bps
         greater than or equal to
         1.0 to 1.0
---------------------------------------------------------------------------------------------------------------------
  III    Less than 1.0 to 1.0, but             25 bps                   225 bps            25 bps        225 bps
         greater than or equal to
         .75 to 1.0
---------------------------------------------------------------------------------------------------------------------
   IV    Less than .75 to 1.0                   0 bps                   200 bps            25 bps        200 bps
---------------------------------------------------------------------------------------------------------------------

For purposes hereof, the term "Pricing Date" means, for any fiscal quarter of the Borrower ending on or after December 31, 2002, the date on which the Administrative Agent is in receipt of the Borrower's most recent compliance certificate for the fiscal quarter then ended, pursuant to Section 8.1(e) hereof (it being understood that the first Pricing Date shall be the date upon which the Administrative Agent receives such compliance certificate for the fiscal quarter ending December 31, 2002). The Applicable Margin shall be established based on the Leverage Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered its compliance certificate by the date such compliance certificate is required to be delivered under Section 8.1(e) hereof, until such compliance certificate is delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., the Leverage Ratio shall be deemed to be greater than 1.25 to 1.0). If the Borrower subsequently delivers such compliance certificate before the next Pricing Date, the Applicable Margin established by such late delivered compliance certificate shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such compliance certificate shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such compliance certificate until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower.

     "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Domestic Subsidiaries to any Person (including by way of redemption by such Person), other than to the Borrower or a Wholly-Owned Subsidiary of the Borrower, of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 9.2(ii) and 9.2(vi).

     "Assignment  and  Assumption   Agreement"  shall  mean  an  Assignment  and
Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

     "Bankruptcy Code" shall have the meaning provided in Section 10.5.

     "Base Rate" shall mean, at any time, the higher of (i) the Prime Lending Rate at such time and (ii) 1/2 of 1% in excess of the overnight Federal Funds Rate at such time.

     "Base Rate Loan" shall mean each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

     "Borrower" shall mean First Horizon Pharmaceutical Corporation, a Delaware corporation.

     "Borrowing" shall mean the borrowing of one Type of Loan from all the Lenders having Commitments on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

     "Borrowing Base Amount" shall mean:

          (a) an amount equal to 85% of the net amount (after deduction of such reserves and allowances as the Administrative Agent deems proper and necessary) of the Eligible Accounts; plus

          (b) an amount equal to 50% of the lower of cost or market value (after deduction of such reserves and allowances as the Administrative Agent deems proper and necessary) of the non-sample Eligible Inventory; plus

          (c) an amount equal to 20% of the lower of cost or market value (after deduction of such reserves and allowances as the Administrative Agent deems proper and necessary) of sample Eligible Inventory; provided, however, in no event shall the sum of clause (b) and clause (c) hereof exceed 50% of the Total Revolving Loan Commitment.

     "Borrowing Base Certificate" shall mean the certificate in the form of Exhibit G hereto, or in such other form acceptable to the Administrative Agent, to be delivered to the Administrative Agent and the Lenders pursuant to Section 8.1(i) hereof.

     "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in Chicago, Illinois, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

     "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

     "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

     "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within twelve months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (iii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or "A2" or the equivalent thereof from Moody's with maturities of not more than six months from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
(i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person, and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. ss. 9601 et seq.

     "Change of Control" shall mean (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) (other than the Permitted Holders) is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of greater than 30% of the economic or voting interests in the Borrower's capital stock, (ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors or (iii) a "change of control" or similar event shall occur as provided in any Qualified Preferred Stock or outstanding Indebtedness (or the documentation governing the same).

     "Change of Law" shall have the meaning provided in Section 10.6.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

     "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Security Agreement Collateral, all Pledge Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to
Section 4.2 or 10.

     "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

     "Collective  Bargaining  Agreements"  shall have the  meaning  provided  in
Section 5.5.

     "Commitment" shall mean the Revolving Loan Commitment of any Lender.

     "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period before deducting therefrom Consolidated Interest Expense for such period (to the extent that such Consolidated Interest Expense was deducted in arriving at Consolidated Net Income for such period) and provision for taxes based on income that were included in arriving at Consolidated Net Income for such period and without giving effect (x) to any extraordinary gains or any extraordinary non-cash losses (except to the extent that any such extraordinary non-cash losses will require a cash payment in a future period) and (y) to any gains or losses from sales of assets other than from sales of inventory in the ordinary course of business.

     "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated Net Income for such period. Upon the consummation of each Acquisition permitted under the Credit Documents and without any duplication or double counting, a pro rata portion of the consolidated net income before interest expense, taxes, depreciation and amortization of the acquiree related to the assets which are the subject of the Acquisition may be included in the calculation of Consolidated EBITDA hereunder to the extent each of the components thereof to be included in Consolidated EBITDA have either (i) been included in pro forma financials prepared by the Borrower in accordance with applicable regulatory requirements, including any SEC requirement, and audited or otherwise approved by the Borrower's auditors in a manner reasonably satisfactory to the Required Lenders or (ii) been the subject of a written "due diligence" report of the

Borrower's auditors or other auditors reasonably acceptable to the Required Lenders, such report in form and substance acceptable to the Required Lenders; provided, however, nothing in this sentence shall impair the obligation of the Borrower and its Subsidiaries to be in compliance with the financial covenants in this Agreement without giving effect to such Acquisition.

     "Consolidated Funded Debt" shall mean, as to the Borrower and its Subsidiaries, Indebtedness of the Borrower and its Subsidiaries other than Indebtedness described in clauses (vi) - (viii) inclusive of the definition of "Indebtedness."

     "Consolidated Indebtedness" shall mean, at any time, the principal amount of all Indebtedness of the Borrower and its Subsidiaries at such time determined on a consolidated basis.

     "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

     "Consolidated Interest Expense" shall mean, for any period, the sum of the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) paid in cash plus, without duplication, (x) that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period and (y) the "deemed interest expense" (i.e., the interest expense which would have been applicable if the respective obligations were structured as on-balance sheet financing arrangements) with respect to all Indebtedness of the Borrower and its Subsidiaries of the type described in clause (viii) of the definition of Indebtedness contained herein for such period.

     "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that
(i) in determining Consolidated Net Income, the net income of any other Person which is not a Subsidiary of the Borrower or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to the Borrower or a Subsidiary thereof during such period, (ii) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Subsidiary and (iii) the net income (or loss) of any other Person acquired by the Borrower or a Subsidiary of the Borrower in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

     "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Continuing Directors" shall mean the directors of the Borrower on the Effective Date and each other director if such director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

     "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiaries Guaranty, the Master Letter of Credit Agreement and each Security Document.

     "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

     "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

     "DEA" shall mean the Drug Enforcement Agency, together with its successors and comparable agencies in foreign countries.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

     "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common equity of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership or membership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership or membership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

     "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

     "Domestic Subsidiary" means any Subsidiary which is not designated an International Subsidiary by the Borrower with the consent of the Required Lenders.

     "Drawing" shall have the meaning provided in Section 2.5(b).

     "Effective Date" shall have the meaning provided in Section 13.10.

     "Eligible Accounts" shall mean those Accounts of the Borrower which:

          (a) are genuine in all respects and have arisen in the ordinary course of the Borrower's business from (i) the performance of services by the Borrower, which services have been fully performed, acknowledged and accepted by the Account Debtor or (ii) the sale, license, assignment or lease of Goods by the Borrower, including C.O.D. sales, which Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to and accepted by the Account Debtor, and the Borrower has possession of, or has delivered to the Administrative Agent at the Administrative Agent's request, shipping and delivery receipts evidencing such shipment;

          (b) are evidenced by an invoice delivered to the Account Debtor thereunder, are due and payable within ninety (90) days after the date of the invoice or shipment of the Inventory referred to in the invoice, whichever is later, and are not more than ninety (90) days past due;

          (c) do not arise from a "sale on approval" or a "sale or return";

          (d) have not arisen out of contracts with the United States or any state, county, city or other governmental body, or any department, agency or instrumentality thereof;

          (e) are not due from an Account Debtor which is a Subsidiary or a director, officer, employee, agent, parent or Affiliate of the Borrower;

          (f) do not arise in connection with a sale to an Account Debtor who is not a resident or citizen of and is located within the United States of America {or Canada};

          (g) do not arise in connection with a sale to an Account Debtor who is located within a state which requires the Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (i) receive a certificate of authority to do business and be in good standing in such state, or (ii) file a notice of business activities or similar report with such state's taxing authority, unless (A) the Borrower has taken one of the actions described in clauses (i) or (ii), (B) the failure to take one of the actions described in either clause (i) or (ii) may be cured retroactively by the Borrower at its election, or (C) the Borrower has proven to the satisfaction of the Administrative Agent that it is exempt from any such requirements under such state's laws;

          (h) do not arise out of a contract or order which, by its terms, forbids or makes void or unenforceable the assignment by the Borrower to the Administrative Agent of the Account arising with respect thereto and are not unassignable to the Administrative Agent for any other reason;

          (i) are the valid, legally enforceable and unconditional obligation of the Account Debtor, are not the subject of any setoff, counterclaim, credit, allowance or adjustment by the Account Debtor, or of any claim by the Account Debtor denying liability thereunder in whole or in part, and the Account Debtor has not refused to accept and/or has not returned or offered to return any of the Goods or services which are the subject of such Account;

          (j) are not subject to any Lien whatsoever, other than the Lien of the Administrative Agent; and

          (k) no proceedings or actions are pending or threatened against the Account Debtor which might result in any material adverse change in its financial condition or in its ability to pay any Account in full.

An Account which is an Eligible Account shall cease to be an Eligible Account whenever it ceases to meet any one of the foregoing requirements, but shall again be deemed to be an Eligible Account once such foregoing requirements are again complied with in a manner reasonably satisfactory to the Administrative Agent.

         If invoices representing twenty-five percent (25%) or more of the unpaid net amount of all Accounts from any one Account Debtor are unpaid more than ninety (90) days after the due date of such invoices, then all Accounts relating to such Account Debtor shall cease to be Eligible Accounts.

     "Eligible   Inventory"  shall  mean  all  Inventory   (excluding  packaging
materials) of the Borrower constituting first quality finished prescription pharmaceutical products which:

          (a) is not subject to any Lien whatsoever, other than the Lien of the Administrative Agent;

          (b) is held for sale, lease or furnished under contracts of service, and is (except as the Administrative Agent may otherwise consent in writing) new and unused;

          (c) is not now and shall not at any time hereafter be stored with a bailee, warehouseman or similar party without (i) the Administrative Agent's prior written approval and (ii) delivery to the Administrative Agent by such party of non-negotiable warehouse receipts therefor in the Administrative Agent's name or such other bailee's letter, in form and substance acceptable to the Administrative Agent;

          (d) is not unacceptable to the Administrative Agent, in its sole and absolute discretion, due to age; provided, however, Inventory which has 15 or more months to expiry shall constitute Eligible Inventory;

          (e) is not produced in violation of the Fair Labor Standards Act and/or subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215(a); {and}

          (f) does not violate the negative covenants and satisfies the affirmative covenants of the Borrower contained in this Agreement[; and

          (G) IS LOCATED (I) IN THE UNITED STATES, (II) IN ANY TERRITORY OR POSSESSION OF THE UNITED STATES THAT HAS ADOPTED REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE OR (III) OUTSIDE ANY OF THE FOREGOING JURISDICTIONS (THE "NON-UCC JURISDICTIONS"), PROVIDED THAT THE AGGREGATE AMOUNT OF ELIGIBLE INVENTORY IN THE NON-UCC JURISDICTIONS SHALL NOT EXCEED $500,000. ]

     Inventory which is Eligible Inventory shall cease to be Eligible Inventory whenever it ceases to meet any one of the foregoing requirements, but shall again be deemed to be Eligible Inventory once such foregoing requirements are again complied with in a manner reasonably satisfactory to the Administrative Agent.

     "Eligible Transferee" shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act).

     "Employee Benefit Plans" shall have the meaning provided in Section 5.5.

     "Employment Agreements" shall have the meaning provided in Section 5.5.

     "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

     "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.Css.6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq.; the Clean Air Act, 42 U.S.C.ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss.3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.ss.1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss.651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c),
(m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

     "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

     "Eurodollar Rate" shall mean a per annum rate of interest equal to LIBOR for the relevant Interest Period (rounded upward if necessary, to the nearest 1/16 of 1.00%), which Eurodollar Rate shall remain fixed during such Interest Period.

     "Event of Default" shall have the meaning provided in Section 10.

     "Excess Cash Flow" means, with respect to any period, the amount (if any) by which (a) Consolidated EBITDA (including for the purpose hereof, Borrower's Domestic Subsidiaries only) during such period exceeds (b) the sum of (i) the aggregate amount of payments required to be made by the Borrower and its Domestic Subsidiaries in cash during such period in respect of all principal on all Indebtedness (whether at maturity, as a result of mandatory sinking fund redemption, mandatory prepayment, acceleration or otherwise, but excluding payments made on the Revolving Loans and prepayments of the Term Loans (as defined in the First Horizon International Financing documents) made out of


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Excess Cash Flow),  plus (ii) Consolidated  Interest Expense  (including for the purpose hereof, Borrower's Domestic Subsidiaries only) paid or payable in cash during such period, plus (iii) federal, state or local taxes paid or payable in cash by the Borrower and its Domestic Subsidiaries during such period, plus (iv) the aggregate amount of Capital Expenditures incurred by the Borrower and its Domestic Subsidiaries during such period.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder as from time to time in effect.

     "Existing  Indebtedness  Agreements"  shall have the  meaning  provided  in
Section 5.5.

     "Facing Fee" shall have the meaning provided in Section 3.1(b).

     "FDA" shall mean the Food and Drug Administration, together with its successors and comparable agencies in foreign countries.

     "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

     "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.1.

     "First   Horizon   International"   means  First   Horizon   Pharmaceutical
International Limited, an Irish corporation, together with its successors and assigns.

     "First Horizon International Financing" means the secured acquisition financing provided to First Horizon International by LaSalle, certain financial institutions and the Administrative Agent, as agent, in the initial principal amount of $15,000,000, as such amount may be modified from time to time.

     "Fixed Charge Coverage Ratio" shall mean at any time, the ratio of (a) Consolidated EBITDA less Capital Expenditures less provision for taxes that were included in arriving at Consolidated Net Income to (b) Consolidated Interest Expense and current maturities of long term Consolidated Funded Debt.

     "Foreign Exchange Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.



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

     "Foreign Pension Plan" shall mean each employee benefit plan, employment, bonus, incentive, stock purchase and stock option plan, program, agreement or arrangement; and each severance, termination pay, salary continuation, retention, accrued leave, vacation, sick pay, sick leave, medical, life insurance, disability, accident, profit-sharing, fringe benefit, pension, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the fifty states of the United States of America, by the Borrower or any of its Subsidiaries, including, without limitation, any such plan, fund, program, agreement or arrangement sponsored by a government or governmental entity.

     "Goods" shall have the meaning specified in the Security Agreement.

     "Guarantor" shall mean each Subsidiary Guarantor.

     "Guaranty" shall mean the Subsidiaries Guaranty.

     "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances,"
"hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or Release of which is prohibited, limited or regulated by any governmental authority.

     "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services,
(ii) the maximum amount available to be drawn under all letters of credit, bankers' acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers' acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement and (viii) all monetary obligations of such Person under (x) a so-called synthetic, off-balance sheet or tax retention lease, or (y) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized


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as the  indebtedness of such Person  (without  regard to accounting  treatment).
Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

     "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans occurs.

     "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

     "Interest Period" shall have the meaning provided in Section 1.9.

     "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

     "International Subsidiary" shall mean First Horizon International, First Horizon Pharmaceutical Ireland Limited, an Irish corporation, and First Horizon Pharmaceutical Netherlands BV, a Dutch corporation, and any other direct or indirect Subsidiary of the Borrower that shall be designated by the Borrower with the consent of the Required Lenders as an International Subsidiary pursuant to Section 9.16 of this Agreement, or otherwise.

     "Inventory" shall have the meaning specified in the Security Agreement.

     "Investments" shall have the meaning provided in Section 9.5.

     "Issuing Lender" shall mean LaSalle or any Lender approved by the Administrative Agent which has agreed to issue Letters of Credit under this Agreement.

     "LaSalle" shall mean LaSalle Bank National Association, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

     "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or any of its Subsidiaries with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement.

     "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

     "Lender" shall mean each financial institution listed on Schedule I, as well as any Person that becomes a "Lender" hereunder pursuant to Section 1.13 or 13.4(b).



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

     "Lender Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing in violation of the requirements of this Agreement or to fund its portion of any unreimbursed payment under Section 2.4(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 1.1 or 2.

     "Letter of Credit" shall have the meaning provided in Section 2.1(a).

     "Letter of Credit Fee" shall have the meaning provided in Section 3.1(a).

     "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

     "Letter of Credit  Request"  shall  have the  meaning  provided  in Section
2.3(a).

     "Leverage Ratio" shall mean, at any time, the ratio of Consolidated Funded Debt at such time to Consolidated EBITDA for the Test Period then most recently ended.

     "LIBOR" shall mean a rate of interest equal to the LIBOR Index Rate for the relevant Interest Period, if such index is available, and, if the LIBOR Index Rate cannot be determined, the per annum rate of interest at which United States dollar deposits in an amount comparable to the amount of the relevant Eurodollar Loan and for a period equal to the relevant Interest Period are offered generally to the Administrative Agent (rounded upward if necessary, to the nearest 1/16 of 1.00%) in the London Interbank Eurodollar market at 11:00 a.m. (London time) on the Interest Determination Date, in each case less the maximum reserve percentages for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency liabilities, such rate to remain fixed for such Interest Period. The Administrative Agent's determination of LIBOR shall be conclusive, absent manifest error.

     "LIBOR Index Rate" shall mean, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1.00%) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Bloomberg Financial Markets System, or other authoritative source selected by the Administrative Agent in its sole discretion as of 11:00 a.m. (London, England time) on the Interest Determination Date.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

     "Loan" shall mean each Revolving Loan.



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

     "Location" of any Person shall mean its location as determined  pursuant to
Section 9-307 of the UCC (or any successor section thereof).

     "Management Agreements" shall have the meaning provided in Section 5.5.

     "Margin Stock" shall have the meaning provided in Regulation U.

     "Master Letter of Credit Agreement" shall mean the Issuing Lender's standard form of master letter of credit agreement, as amended or modified from time to time, which shall be executed in connection with this Agreement and which shall contain terms applicable to Letters of Credit.

     "Material Adverse Effect" shall mean (i) a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or
(ii) a material adverse effect (x) on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or (y) on the ability of any Credit Party to perform its obligations to the Lenders or Administrative Agent hereunder or under any other Credit Document.

     "Minimum  Borrowing  Amount" shall mean  $1,000,000  for  Revolving  Loans.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Mortgage" shall mean a mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument.

     "Mortgage Policy" shall mean a mortgage title insurance policy or a binding commitment with respect thereto.

     "Mortgaged Property" shall mean any Real Property owned or leased by the Borrower or any of its Subsidiaries which is encumbered (or required to be encumbered) by a Mortgage.

     "NAIC" shall mean the National Association of Insurance Commissioners.

     "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

     "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution.



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

     "Net Recovery Event Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with such Recovery Event, including without limitation any such cash proceeds received pursuant to insurance policies, as condemnation proceeds or otherwise.

     "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such Asset Sale, net of the reasonable costs of such Asset Sale (including fees and commissions, payments of unassumed liabilities relating to any assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by any assets sold pursuant to the respective Asset Sale), and the incremental taxes paid or payable as a result of such Asset Sale.

     "Non-Compete Agreements" shall have the meaning provided in Section 5.5.

     "Non-Defaulting Lender" and "Non-Defaulting RL Lender" shall mean and include each Lender or RL Lender, as the case may be, other than a Defaulting Lender.

     "Note" shall mean each Revolving Note.

     "Notice of Borrowing" shall have the meaning provided in Section 1.3(a).

     "Notice of  Conversion/Continuation"  shall have the  meaning  provided  in
Section 1.6.

     "Notice Office" shall mean the office of the Administrative Agent located at 135 South LaSalle Street, Suite 828, Chicago, Illinois 60603, Attention:
Patrick O'Toole or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

     "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

     "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values or commodity prices.

     "Participant" shall have the meaning provided in Section 2.4(a).

     "Payment Office" shall mean the office of the Administrative Agent located at 135 South LaSalle Street, Chicago, Illinois 60603 or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.



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

     "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

     "Permitted Holders" shall mean John Kapoor, his decedents and members of their immediate families as well as Persons controlled by any of the foregoing.

     "Permitted Liens" shall have the meaning provided in Section 9.1.

     "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate on or after the Initial Borrowing Date, and each such plan for the five year period immediately following the latest date (whether before or after the Initial Borrowing Date) on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

     "Pledge Agreement" shall have the meaning provided in Section 5.10.

     "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

     "Pledgee" shall have the meaning provided in the Pledge Agreement.

     "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

     "Qualified Preferred Stock" shall mean any preferred stock of the Borrower so long as the terms of such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to the sixth anniversary of the Initial Borrowing Date, (ii) do not require cash payments (of dividends or otherwise) at a time when such payment would be prohibited or not permitted under this Agreement (as amended, modified, supplemented, refinanced or replaced from time to time), (iii) do not contain any covenants, (iv) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of substantially all of the assets of the Borrower, or liquidations involving the Borrower, and (v) are otherwise satisfactory to the Administrative Agent.



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

     "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

     "Recovery Event' shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.3.

     "Register" shall have the meaning provided in Section 13.15.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Release" shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.

     "Replaced Lender" shall have the meaning provided in Section 1.13.

     "Replacement Lender" shall have the meaning provided in Section 1.13.

     "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection ..22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

     "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose outstanding Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentages of Letter of Credit Outstandings) represent at least 50.1% of the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Lenders (or after the termination thereof, the sum of then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Letter of Credit Outstandings at such time).

     "Returns" shall have the meaning provided in Section 7.9.



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

     "Revolving Loan" shall have the meaning provided in Section 1.1.

     "Revolving Loan Availability" shall mean at any time, the lesser of (a) the Total Revolving Loan Commitments less the Letter of Credit Outstandings, and (b) the Borrowing Base Amount less the Letter of Credit Outstandings.

     "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.2, 3.3 and/or 10 or (y) adjusted from time to time as a result of assignments to of from such Lender pursuant to Section 1.13 or 13.4(b).

     "Revolving Loan Maturity Date" shall mean February __, 2006.

     "Revolving Note" shall have the meaning provided in Section 1.5(a).

     "RL Lender" shall mean each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans.

     "RL  Percentage"  of any  RL  Lender  at any  time  shall  mean a  fraction
(expressed  as a  percentage)  the  numerator  of  which is the  Revolving  Loan
Commitment of such RL Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of any RL Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentage of such RL Lender shall be determined immediately prior (and without giving effect) to such termination.

     "Scheduled Interest Payment Date" shall mean (x) in the case of Base Rate Loans, the last Business Day of each calendar month ended after the Initial Borrowing Date (beginning with February 28, 2003) and on or before the Revolving Loan Maturity Date, (y) in the case of Letters of Credit fees, on the last Business Day of the third month following the issuance or renewal of such Letter of Credit and on the last Business Day of each three month period thereafter, and (z) in the case of other Fees, on the last Business Day of each calendar quarter, commencing on the first such date to occur after the Effective Date.

     "SEC" shall have the meaning provided in Section 8.1(g).

     "Section 4.4(b)(ii) Certificate" shall have the meaning provided in Section 4.4(b)(ii).

     "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Security Agreement" shall have the meaning provided in Section 5.9.



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     "Security  Agreement  Collateral" shall mean all "Collateral" as defined in the Security Agreement.

     "Security Documents" shall mean and include each of the Security Agreement, the Pledge Agreement and each Mortgage and, after the execution and delivery thereof, each Additional Security Document.

     "Shareholders' Agreements" shall have the meaning provided in Section 5.5.

     "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

     "Subsidiaries Guaranty" shall have the meaning provided in Section 5.8.

     "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation
(irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

     "Subsidiary Guarantor" shall mean each Domestic Subsidiary of the Borrower existing on the Initial Borrowing Date or established, created or acquired after the Initial Borrowing Date (unless the Required Banks, in their sole discretion have waived in writing the requirement that any such Domestic Subsidiary become a Subsidiary Guarantor).

     "Tax Sharing Agreements" shall have the meaning provided in Section 5.5.

     "Taxes" shall have the meaning provided in Section 4.4(a).

     "Test Period" shall mean each period of four consecutive fiscal quarters of the Borrower ended on the last day of any fiscal quarter of the Borrower (in each case taken as one accounting period).

     "Total Commitment" shall mean, at any time, the sum of the Commitment of each Lender at such time.

     "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.

     "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of all Revolving Loans


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then outstanding plus the aggregate amount of all Letter of Credit Outstandings.

     "Transaction" shall mean the entering into of the Credit Documents and the incurrence of Loans on the Initial Borrowing Date and the payment of all flees and expenses in connection with the foregoing.

     "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

     "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Illinois.

     "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contribution).

     "United States" and "U.S." shall each mean the United States of America.

     "Unpaid Drawing" shall have the meaning provided in Section 2.5(a).

     "Unutilized Revolving Loan Commitment" shall mean, with respect to any Lender at any time, such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Lender at such time and (ii) such Lender's RL Percentage of the Letter of Credit Outstandings at such time.

     "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

     SECTION 12. The Administrative Agent.

     12.1. Appointment. The Lenders hereby irrevocably designate and appoint LaSalle as Administrative Agent (for purposes of this Section 12 and Section 13.1, the term "Administrative Agent" also shall include LaSalle in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms


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hereof and thereof and such other powers as are reasonably  incidental  thereto.
The Administrative Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

     12.2. Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

     12.3. Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

     12.4. Certain Rights of the Administrative Agent. If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have


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any right of action whatsoever against the  Administrative  Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

     12.5. Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

     12.6. Indemnification. To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective "percentage" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document or its syndication efforts in connection herewith; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's (or such affiliate's) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

     12.7. The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     12.8. Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be,


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shall have been filed with the Administrative  Agent. Any request,  authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

     12.9. Resignation by the Administrative Agent.

          (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Lenders and, unless a Default or an Event of Default under Section 10.5 then exists, the Borrower. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower's approval shall not be required if an Event of Default then exists).

          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower's consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          (e) Upon a resignation  of the  Administrative  Agent pursuant to this
Section 12.9, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.



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     SECTION 13. Miscellaneous.

     13.1. Payment of Expenses, etc. The Borrower hereby agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of Gardner, Carton & Douglas and the Administrative Agent's other counsel and consultants) in connection with the preparation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and of the Administrative Agent and, after the occurrence of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, in each case, without limitation, the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and, after the occurrence of an Event of Default, counsel for each of the Lenders); (ii) pay and hold the Administrative Agent and each of the Lenders harmless from and against any and all present and future stamp, court, excise and other similar documentary taxes, charges or similar levies with respect to the foregoing matters (collectively, "Other Taxes"), and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent or such Lender) to pay such Other Taxes; (iii) indemnify the Administrative Agent and each Lender for (a) the full amount of Other Taxes paid by the Administrative Agent and/or such Lender, and
(b) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority; and (iv) indemnify the Administrative Agent and each Lender, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any actual or prospective claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned, leased or


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operated by the Borrower or any of its Subsidiaries,  the  non-compliance by the
Borrower  or any of its  Subsidiaries  with  any  Environmental  Law  (including
applicable  permits  thereunder)   applicable  to  any  Real  Property,  or  any
Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. All amounts due under this Section 13.1 shall be payable within ten days after demand therefor.

     13.2. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent or such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents, including without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.6(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them shall be contingent or unmatured.

     13.3. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or


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sent by telex or  telecopier,  except  that  notices and  communications  to the
Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

     13.4. Benefit of Agreement Assignments; Participations.

          (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders and, provided further, that, although any Lender may from time to time transfer, assign or grant participations in its rights and/or obligations hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitment hereunder except as provided in Sections 1.13 and 13.4(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-Default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.7(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans or Letters of Credit hereunder in which such participant is participating or, (iv) release any Subsidiary Guarantor from the Subsidiaries Guaranty (except as expressly provided in the Credit Documents). In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

          (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitment and related outstanding Obligations (or, if the Commitments have terminated, outstanding Obligations) hereunder to (i)(A) its parent company and/or any Affiliate of such Lender or (B) to one or more other Lenders or any


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Affiliate of any such other Lender (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an Affiliate of such other Lender for the purposes of this sub-clause
(x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Commitments have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time, Schedule I shall be deemed modified to reflect the Commitment and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of its Notes by the assigning Lender (or, upon such assigning Lender's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.5 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent shall be required in connection with any such assignment pursuant to clause (y) above or any such assignment of Revolving Loan Commitments pursuant to clause (x) above (which consents shall not be unreasonably withheld or delayed), (iv) the consent of the Issuing Lender shall be required in connection with any such
assignment  of  Revolving  Loan   Commitments   (which  consents  shall  not  be
unreasonably withheld or delayed), (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (vi) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.4(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitment and outstanding Loans. At the time of each assignment pursuant to this Section 13.4(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.4(b)(ii) Certificate) described in Section 4.4(b). To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to Section 1.13 or this Section 13.4(b) would, at the time of such assignment, result in increased costs under Section 1.10, 2.6 or 4.4 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).



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

          (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Note hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrower), any Lender which is a fund may pledge all or any portion of its Loans and Note to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to its trustee or such collateral agent, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

     13.5. No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

     13.6. Payments Pro Rata.

          (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess


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amount  is  thereafter  recovered  from such  Lenders,  such  purchase  shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.6(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

     13.7. Calculations; Computations.

          (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided that, except as otherwise specifically provided herein, all computations of the Applicable Margin, and all computations and all definitions (including accounting terms) used in determining compliance with financial covenants, shall utilize generally accepted accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower referred to in
Section 7.5(a).

          (b) All computations of interest and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest or Fees are payable.

     13.8.  GOVERNING LAW;  SUBMISSION TO  JURISDICTION;  VENUE;  WAIVER OF JURY
TRIAL.

          (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN ANY MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF ILLINOIS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF COOK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL


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

JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK
PERSONAL JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

          (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     13.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

     13.10. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.



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

     13.11. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     13.12. Amendment or Waiver; etc.

          (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.7(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) release any Subsidiary Guarantor (except as expressly provided in the Credit Documents) from the Subsidiaries Guaranty, (iv) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Revolving Loan Commitments on the Effective Date),
(v) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date) or
(vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of the Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent or (4) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent.



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

          (b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitment and/or repay the outstanding Loans of such Lender in accordance with Sections 3.2(b) and/or 4.1(b), provided that, unless the Commitments that are terminated, and Loans repaid, pursuant to preceding clause
(B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitment or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

     13.13. Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.6, 4.4, 12.6 and 13.1 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

     13.14. Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.6 or 4.4 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

     13.15. Register. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and


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

Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.4(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

     13.16. Confidentiality.

          (a) Subject to the provisions of clause (b) of this Section 13.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its Affiliates, employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to the Borrower or any of its
Subsidiaries which is now or in the future furnished by or on behalf of the Borrower or any of its Subsidiaries pursuant to this Agreement or any other Credit Document which information is, at the time of its disclosure, confidential and/or proprietary and clearly identified as such in writing (hereafter "Confidential Information"), provided that any Lender may disclose any such Confidential Information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors,
(iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty's professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this
Section 13.16 and (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any Note or Commitment or any interest therein by such Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16; and provided further, that in the event that any Lender is requested or required in an investigation, legal proceeding or similar process under Sections 13.16(a)(ii)-(iv) above, to disclose any of the Confidential Information, such Lender shall endeavor to provide, unless prohibited by applicable law, the Borrower with prompt written notice of any such request or requirement so that the Borrower may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 13.16(a).

          (b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its Affiliates, and such Affiliates may share with such Lender, any information related to the Borrower or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

     13.17. Restructuring of Assets. The parties hereto acknowledge that the Borrower has informed the Lenders that it shall, after the occurrence of the Initial Borrowing Date, transfer all or a portion of certain assets to First
Horizon International and with the International Subsidiaries enter the First Horizon International Financing. The Administrative Agent and the Lenders hereby agree, so long as no Default or Event of Default exists hereunder, that they will work in good faith with the Borrower and the International Subsidiaries to consent to transactions described above so long as such transactions are structured in a manner which is reasonably satisfactory to the Administrative Agent and the Required Lenders and the Collateral Agent's first perfected lien remains on any transferred Collateral. In connection with any such transaction, the parties hereto shall enter into such modifications to the Credit Documents as the Administrative Agent and the Required Lenders determine are reasonably necessary or desirable in connection with the transaction so approved, it being understood and agreed by all parties hereto that the nature of such modifications may require the consent of the Required Lenders pursuant to
Section 13.12(a). It is further acknowledged and agreed that upon the funding of the initial loan under the First Horizon International Financing and the Collateral Agent obtaining Liens in connection therewith as provided in the documents evidencing such financing, any Lien of the Collateral Agent for the benefit of the Lenders for the Obligations on any property of First Horizon International or its subsidiaries transferred from the Borrower or otherwise shall be released and no property of First Horizon International or its Subsidiaries shall secure the Obligations.



                            [Signature Page Follows]






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



IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Credit Agreement as of the date first above written.


Address

First Horizon Pharmaceutical Corporation         FIRST HORIZON PHARMACEUTICAL CORPORATION
6195 Shiloh Road
Alpharetta, Georgia  30005
                                                 By: /s/ Darrell Borne
                                                     --------------------------------
                                                     Name: Darrell Borne
                                                     --------------------------------
                                                     Title: CFO
                                                     --------------------------------


                                                 LASALLE BANK NATIONAL ASSOCIATION,
                                                 Individually and as Administrative Agent


                                                 By: /s/ Patrick J. O'Toole
                                                     ---------------------------------
                                                     Name:  Patrick J. O'Toole
                                                     ---------------------------------
                                                     Title: Assistant Vice President
                                                     ---------------------------------
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